Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

NAKED BRAND GROUP INC.,

BENDON LIMITED,

BENDON GROUP HOLDINGS LIMITED,

NAKED MERGER SUB INC.

AND

THE PRINCIPAL SHAREHOLDER

DATED AS OF MAY 25, 2017

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (as the same may be amended from time to time, including all exhibits and schedules hereto, this “Agreement”) is made and entered into as of May 25, 2017, by and among Naked Brand Group Inc., a Nevada corporation (“Naked”), Bendon Limited, a New Zealand limited company (“Bendon”), Bendon Group Holdings Limited, an Australia limited company (“Holdco”), Naked Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), and, solely for the purposes of Sections 2.28 and 5.18(b) hereof, Bendon Investments Limited, a New Zealand company and the owner of a majority of the outstanding shares of Bendon (the “Principal Shareholder”). Defined terms used in this Agreement are capitalized and are listed alphabetically in Article VIII, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

A.          Upon the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes (the “NRS”) and other applicable law, Naked, Bendon and Holdco intend to enter into a business combination transaction by means of the Merger (as defined in Section 1.1).

B.           Immediately prior to the consummation of the Merger, Bendon and Holdco will consummate the Reorganization (as defined in Section 5.18), pursuant to which all of the shareholders of Bendon will exchange all the outstanding ordinary shares of Bendon (the “Bendon Ordinary Shares”) for ordinary shares of Holdco (“Holdco Ordinary Shares”).

C.           As a result of the Reorganization and Merger, Bendon and Naked, respectively, will become wholly owned subsidiaries of Holdco and the shareholders of Bendon and the stockholders of Naked, respectively, will become the shareholders of Holdco.

D.           Each of the boards of directors of Naked, Bendon, Holdco and Merger Sub has determined that the Merger and Reorganization and the other transactions contemplated by this Agreement are fair to, and in the best interests of, its respective company and shareholders.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreement, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.
THE MERGER

1.1.         The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the NRS, Merger Sub shall merge with and into Naked (the “Merger”), the separate corporate existence of Merger Sub shall cease and Naked shall continue as the surviving company in the Merger (the “Surviving Subsidiary”).

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1.2.         Effective Time; Closing. Subject to the conditions of this Agreement, as soon as practicable on or after the Closing Date, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the Nevada Secretary of State in accordance with the applicable provisions of the NRS (the time of such filing, or such later time as may be agreed in writing by Bendon and Naked and specified in the Articles of Merger being the “Effective Time”). Unless this Agreement shall have been terminated pursuant to Section 7.1, the consummation of the Merger (the “Closing”), other than the filing of the Articles of Merger, shall take place at the offices of Graubard Miller, counsel to Bendon, located at 405 Lexington Avenue, New York, New York 10174, at a time and date to be specified by the parties, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at Closing or waiver of those conditions), or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).

1.3.         Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the NRS and other applicable provisions of law (collectively, the “Applicable Law”). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Subsidiary, and all debts, liabilities, obligations, restrictions and duties of Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Subsidiary.

1.4.         Governing Documents; Directors and Officers.

(a)          At the Effective Time, the articles of incorporation of Merger Sub shall become the articles of incorporation of Surviving Subsidiary, except that the name of Surviving Subsidiary shall be “Naked Brand Group Inc.”

(b)          At the Effective Time, the bylaws of Merger Sub shall become the bylaws of Surviving Subsidiary, except that the name of Surviving Subsidiary shall be “Naked Brand Group Inc.”

(c)          The directors and officers of Holdco immediately after the Merger shall be the Persons listed on Schedule 5.3, who shall remain the directors and officers of Holdco until such time as their successors shall be duly elected and qualified.

(d)          The directors and officers of Naked immediately after the Merger shall be the Persons listed on Schedule 5.3, who shall remain the directors and officers of Naked until such time as their successors shall be duly elected and qualified.

1.5.         Merger Consideration; Effect on Naked Securities.

(a)          Conversion of Naked Common Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of Merger Sub, Naked or the holders of the shares of common stock, par value $0.001 per share, of Naked (“Naked Common Stock”), each issued and outstanding share of Naked Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.5(d)) shall automatically be converted into the right to receive a number of Holdco Shares equal to the number of shares of Naked Common Stock outstanding as of the date of this Agreement (the “Merger Consideration”), divided by the number of Fully-Diluted Naked Shares Outstanding (the “Per Share Stock Consideration”), and the holders thereof shall cease to have any further rights as holders of capital stock of Naked. As of the Effective Time, all such shares of Naked Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time, each holder of a Naked Certificate or Naked Book-Entry Share shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Merger Consideration in accordance with this Section 1.5.

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(b)          Adjustment of Merger Consideration.

(i)          As soon as practicable after the Measurement Date, but not later than five (5) Business Days thereafter, (A) Naked shall prepare and deliver to Bendon a statement (the “Naked Net Assets Statement”) showing, in reasonable detail, the calculation of Naked’s Net Assets as of the Measurement Date (the “Naked Closing Net Assets”) and (B) Bendon shall prepare and deliver to Naked a statement (the “Bendon Net Debt Statement,” and together with Naked Net Assets Statement, the “Closing Statements”) showing, in reasonable detail, the calculation of Bendon’s Net Debt as of the Measurement Date (the “Bendon Closing Net Debt”). The Naked Net Assets Statement and the Bendon Net Debt Statement shall be derived utilizing United States generally accepted accounting principles (“U.S. GAAP”) and the international financial reporting standards (“IFRS”), respectively, consistent with the historical practice of Naked and Bendon, respectively, and shall be certified as being accurate and complete by Holdco’s independent registered public accounting firm.

(ii)         If Bendon disagrees with Naked Closing Net Assets or Naked disagrees with Bendon Closing Net Debt as set forth in the Naked Net Assets Statement or the Bendon Net Debt Statement, respectively, the party that disagrees with the applicable Closing Statement (the “Disputing Party”) shall notify the party that prepared the applicable Closing Statement (the “Preparing Party”) of such disagreement in writing specifying in reasonable detail any and all items of disagreement (each, an “Item of Dispute”) within three (3) Business Days after its receipt of the applicable Closing Statement. In connection with the review of the Closing Statements and the calculations contained therein, the Preparing Party shall provide the Disputing Party with reasonable access to the books and records, personnel and properties and any other information of the Preparing Party and their respective Subsidiaries that the Disputing Party reasonably requests in connection with such review, subject to the Disputing Party executing a confidentiality agreement in a form reasonably acceptable to the Preparing Party. The Disputing Party and the Preparing Parties (together, the “Independent Parties”) shall use their commercially reasonable best efforts for a period of five (5) Business Days after the Disputing Party’s delivery of such notice (or such longer period as the Independent Parties may mutually agree upon) to resolve any Items of Dispute raised by the Disputing Party. If, at the end of such period, the Independent Parties do not resolve any such Item of Dispute, any party may submit the matter to a mutually acceptable independent accounting firm of recognized national standing to review and resolve the Item of Dispute. In the event the Independent Parties cannot agree upon an accounting firm within five (5) Business Days after the failure to resolve any such Item of Dispute (or if such accounting firm does not accept the engagement and they cannot agree upon a replacement accounting firm within five (5) Business Days after the accounting firm notifies the parties that it will not accept the engagement), they shall choose an accounting firm by lot from those accounting firms of recognized national standing practicing in the State of New York having no material relationship to the Independent Parties or their respective Affiliates and having offices in locations suitable to conduct such review (the accounting firm selected in accordance with the preceding two sentences is referred to herein as the “Accounting Firm”). The Independent Parties shall request that the Accounting Firm render a determination on each Item of Dispute, solely based on whether such Item of Dispute was prepared accurately and in accordance with U.S. GAAP and consistent with the historical practice of Naked (with respect to the Naked Closing Net Assets calculation) and in accordance with IFRS and consistent with the historical practice of Bendon (with respect to the Bendon Closing Net Debt calculation). The determination by the Accounting Firm shall be set forth in a written statement with a reasonably detailed explanation for such determination, and shall be final, binding and conclusive on the parties absent fraud, bad faith or manifest error. The Independent Parties shall make their respective submissions to the Accounting Firm within five (5) Business Days after selecting such firm pursuant to this Section 1.5(b)(ii). The Independent Parties shall use their commercially reasonable best efforts to cause the Accounting Firm to make its determination as soon as practicable after accepting its selection. All of the fees and expenses of the Accounting Firm shall be borne by Naked.

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(iii)        In the event Naked Closing Net Assets as finally determined in accordance with this Section 1.5(b) are less than the Net Asset Amount (such difference, the “Net Asset Shortfall Amount”), then the number of Holdco Ordinary Shares that would have been issuable to the shareholders of Bendon pursuant to the Reorganization Agreement (as defined in Section 5.18) without any adjustment pursuant hereto (the “Bendon Target Share Number”) shall be increased by a number equal to the product obtained by multiplying (i) the Net Asset Shortfall Amount and (ii) 11.634. In the event Naked Closing Net Assets as finally determined in accordance with this Section 1.5(b) are more than the Net Asset Amount (such difference, the “Net Asset Excess Amount”), then the Bendon Target Share Number shall be reduced by a number equal to the product obtained by multiplying (i) the Net Asset Excess Amount and (ii) 11.634. Notwithstanding the foregoing, no adjustment shall be made to the Bendon Target Share Number pursuant to this Section 1.5(b)(iii) unless the Net Asset Shortfall Amount or Net Asset Excess Amount is greater than $150,000.

(iv)        In the event Bendon Closing Net Debt as finally determined in accordance with this Section 1.5(b) exceeds the Net Debt Amount (such difference, the “Net Debt Excess Amount”), then the Bendon Target Share Number shall be reduced by a number equal to the product obtained by multiplying (i) the Net Debt Excess Amount and (ii) 0.833. In the event Bendon Closing Net Debt as finally determined in accordance with this Section 1.5(b) is less than the Net Debt Amount (such difference, the “Net Debt Shortfall Amount”), then the Bendon Target Share Number shall be increased by a number equal to the product obtained by multiplying (i) the Net Debt Shortfall Amount and (ii) 0.833. Notwithstanding the foregoing, no adjustment shall be made to the Share Number pursuant to this Section 1.5(b)(iv) unless the Net Debt Excess Amount or Net Debt Shortfall Amount is greater than $1,000,000.

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(c)         Naked Derivative Securities.

(i)          At the Effective Time, each option, warrant, convertible or exchangeable security or other right to purchase or acquire Naked Common Stock (each, a “Naked Derivative Security”) that is outstanding immediately before the Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by Holdco and converted into an option, warrant, convertible or exchangeable security or other right, as applicable, to purchase or acquire a number of Holdco Shares determined in accordance with this Section 1.5(c) (the “Converted Naked Derivative Security”). Each Converted Naked Derivative Security shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Naked Derivative Security immediately before the Effective Time (including expiration date, vesting conditions and exercise provisions), except that each Naked Derivative Security shall become a right to acquire that number of whole Holdco Ordinary Shares (rounded up to the nearest whole share) equal to the product of: (i) the number of shares of Naked Common Stock subject to such Naked Derivative Security immediately prior to the Effective Time and (ii) the number of Holdco Shares constituting the Per Share Stock Consideration; provided, however, that the exercise price and the number of Holdco Ordinary Shares purchasable under each Converted Naked Derivative Security that is an employee stock option shall be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the applicable regulations promulgated thereunder; provided, further, that in the case of any Converted Naked Derivative Security that is an employee option to which Section 422 of the Code applies, the exercise price and the number of Holdco Ordinary Shares purchasable under such Converted Naked Derivative Security shall be determined in accordance with the foregoing in a manner that satisfies the requirements of Section 424(a) of the Code.

(ii)         Before the Effective Time, Naked shall provide such notice, if any, to the extent required under the terms of the applicable Naked Derivative Securities, obtain any necessary consents, waivers or releases, adopt any necessary resolutions, amend the terms of or issue new securities in exchange for Naked Derivative Securities, and take all other appropriate actions to: (a) effectuate the provisions of this Section 1.5(c), and (b) ensure that after the Effective Time, any holder of a Naked Derivative Security shall have neither any right thereunder to acquire any securities of Naked nor to receive any payment or benefit with respect to any Naked Derivative Security, except as provided in this Section 1.5(c).

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(iii)        Prior to the Effective Time, the Board of Directors of Holdco or the appropriate committee thereof shall (subject to all applicable laws, including relating to the offer of securities and other financial products) adopt resolutions, and procure the entry by Holdco of all necessary agreements, contracts, deeds or instruments (as the case may be), providing for the treatment of the Naked Derivative Securities as contemplated by this Section 1.5(c). As soon as reasonably practicable after the Effective Time, Holdco shall file a registration statement on Form F-8 (or any successor or other appropriate form) registering a number of Holdco Shares necessary to fulfill Holdco’s obligations under this Section 1.5(c). Holdco shall take all corporate action necessary to reserve for issuance a sufficient number of Holdco Shares for delivery with respect to the Naked Derivative Securities assumed by it in accordance with this Section 1.5(c).

(d)           Cancellation of Treasury and Holdco Owned Stock. Each share of Naked Common Stock, if any, held by Naked or Holdco or any direct or indirect wholly-owned Subsidiary of Naked or Holdco immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

(e)           Adjustments to Exchange Ratios. The Per Share Stock Consideration shall be equitably adjusted to reflect appropriately the effect of any equity split, reverse equity split, equity dividend (including any dividend or distribution of securities convertible into Naked Common Stock), cash dividends or distributions, reorganization, recapitalization, reclassification, combination, exchange of equity securities or other like change with respect to Naked Common Stock occurring on or after the date hereof but not after the Effective Time.

(f)            No Fractional Shares. Notwithstanding any other provision of this Agreement to the contrary, no fractional Holdco Ordinary Shares will be issued by virtue of the Merger or the other transactions contemplated hereby; instead, each Person who would otherwise be entitled to a fractional share of Holdco Ordinary Shares (after taking into account all certificates of Naked Common Stock delivered by such holder) shall receive, in lieu of such fractional share, one (1) Holdco Ordinary Share.

(g)           No Further Ownership Rights. The Merger Consideration issued to the stockholders of Naked upon consummation of the Merger shall be deemed to have been issued in full satisfaction of all rights pertaining to the outstanding Naked Common Stock. There shall be no further registration of transfers on the records of Naked of shares of Naked Common Stock that were outstanding immediately prior to the Effective Time.

(h)           Required Withholding. Holdco shall be entitled to deduct and withhold from any consideration or other amount payable or otherwise deliverable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirements. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

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(i)            Conversion of Merger Sub Common Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of Holdco, Merger Sub or Naked, the share capital of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and validly issued share of common stock of the Surviving Subsidiary.

1.6.         Exchange Procedures.

(a)          Exchange Fund. Prior to the Effective Time, Holdco shall enter into an agreement in form and substance reasonably satisfactory to Naked with a bank, trust company or exchange agent (the “Exchange Agent”) for the purpose of exchanging, in accordance with this Article I, shares of Naked Common Stock for the applicable Merger Consideration payable pursuant to Section 1.5. Holdco shall deposit, or cause to be deposited, (i) evidence of Holdco Ordinary Shares in book-entry form representing the Merger Consideration, for the benefit of the holders of shares of Naked Common Stock as of immediately prior to the Effective Time, and (ii) cash in an amount sufficient for any dividends or distributions to which holders of Shares of Naked Common Stock may be entitled pursuant to Section 1.7. Any Holdco Ordinary Shares and cash deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” The Exchange Fund shall not be used for any purpose other than for the purpose expressly provided for in this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent, as directed by Holdco; provided that no gain or loss thereon or income or loss generated thereby shall affect the amounts payable to holders of Naked Common Stock pursuant to this Article I. Any interest and other income resulting from such investment shall become part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Agreement shall be promptly returned to Holdco.

(b)          Surrender of Certificates. Promptly after the Effective Time (and in any event within five (5) Business Days thereafter), Holdco shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the “Naked Certificates”) or non-certificated book-entry shares (“Naked Book-Entry Shares”), which, in either case, immediately prior to the Effective Time, represented outstanding Shares of Naked Common Stock, whose shares were converted into the right to receive the Per Share Stock Consideration pursuant to Section 1.5(a): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Naked Certificates or Naked Book-Entry Shares shall pass, only upon delivery of the Naked Certificates or Naked Book-Entry Shares to the Exchange Agent and shall be in customary form, and (ii) instructions for use in effecting the surrender of the Naked Certificates or Naked Book-Entry Shares in exchange for the Per Share Stock Consideration.

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(c)          Exchange of Certificates. Upon surrender of Naked Certificates or Naked Book-Entry Shares, as applicable, for cancellation to the Exchange Agent (or in the case of a lost, stolen or destroyed Naked Certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section 1.8), together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, the holder of record of such Naked Certificates or Naked Book-Entry Shares shall be entitled to receive in exchange therefor a certificate representing the number of Holdco Ordinary Shares (which, at the election of Holdco, instead may be issued in uncertificated book-entry form unless a physical certificate is requested by the holder of record or is otherwise required by applicable Legal Requirements or regulation) into which their shares of Naked Common Stock were converted at the Effective Time, and any dividends or distributions payable pursuant to Section 1.7, and the Naked Certificates so surrendered and Naked Book-Entry Shares shall forthwith be canceled. Until so surrendered, outstanding Naked Certificates and Naked Book-Entry Shares will be deemed, from and after the Effective Time, to evidence only the right to receive upon such surrender the Merger Consideration, and any dividends or distributions payable pursuant to Section 1.7. No interest shall be paid or shall accrue for the benefit of the holders of the Naked Certificates or Naked Book-Entry Shares on the Merger Consideration payable upon surrender of the Naked Certificates or Naked Book-Entry Shares.

(d)          Transfers of Ownership. If certificates representing Holdco Ordinary Shares are to be issued in a name other than that in which the Naked Certificates or Naked Book-Entry Shares surrendered in exchange therefor are registered, it shall be a condition of the issuance thereof that the Naked Certificates or Naked Book-Entry Shares so surrendered will be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange will have paid to the Exchange Agent, or any agent designated by Holdco, any transfer or other taxes required by reason of the issuance of certificates representing Holdco Ordinary Shares in any name other than that of the registered holder of the Naked Certificates or Naked Book-Entry Shares surrendered, or established to the reasonable satisfaction of the Exchange Agent or any agent designated by Holdco that such tax has been paid or is not applicable.

(e)          Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Naked Certificates or Naked Book-Entry Shares one (1) year after the Effective Time shall, at the request of Holdco, be delivered to Holdco or otherwise according to the instruction of Holdco. Any holders of the Naked Certificates or Naked Book-Entry Shares who have not surrendered such Naked Certificates or Naked Book-Entry Shares in compliance with this Section 1.6 shall after such delivery to Holdco look only to Holdco for the Merger Consideration, and any dividends or other distributions pursuant to Section 1.7. None of Holdco, Bendon, Merger Sub, Naked or the Exchange Agent shall be liable to any person in respect to any portion of such shares, dividends or distributions delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Naked Certificate or Naked Book-Entry Share shall not have been surrendered prior to three (3) years after the Effective Time (or immediately prior to such earlier time as such amounts would otherwise escheat to or become property of any Governmental Entity), any such shares, dividends or distributions (including amounts held by Holdco after the distribution to it of the Exchange Fund) remaining unclaimed by holders of shares of Naked Common Stock immediately prior to such time shall, to the extent permitted by any Legal Requirement, become the property of Holdco free and clear of any claims or interest of any Person previously entitled thereto.

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1.7.          No Distributions Until Surrender of Certificates. No dividends or other distributions declared or made after the date of this Agreement with respect to Holdco Ordinary Shares with a record date after the Effective Time will be paid to the holders of any Naked Certificates that have not yet been surrendered with respect to the Holdco Ordinary Shares to be issued upon surrender thereof until the holders of record of such Naked Certificates shall surrender such certificates. Subject to applicable law, following surrender of any such Naked Certificates, Holdco shall promptly deliver to the record holders thereof, without interest, the certificates representing the Holdco Ordinary Shares issuable pursuant to this Article I in exchange therefor, and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Holdco Ordinary Shares.

1.8.          Lost, Stolen or Destroyed Certificates. In the event any Naked Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Naked Certificate to be lost, stolen or destroyed and, if required by Holdco, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Holdco as indemnity against any claim that may be made against it with respect to such Naked Certificate, Holdco will issue or cause to be issued the number of Holdco Ordinary Shares for which such lost, stolen or destroyed Naked Certificates are exchangeable pursuant to this Article I, and any dividends or distributions payable pursuant to Section 1.7.

1.9.          Tax Consequences. It is intended by the parties hereto that the Merger and the payment of the Per Share Stock Consideration shall qualify as a reorganization described in Section 368 of the Code.

1.10.        Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Subsidiary with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Naked and Merger Sub, the then current officers and directors of Surviving Subsidiary shall take all such lawful and necessary action.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES REGARDING HOLDCO, BENDON AND MERGER SUB

Subject to the exceptions set forth in Schedule 2 hereto (the “Bendon Schedule”), each of Bendon, Holdco and Merger Sub (each of Bendon’s direct and indirect Subsidiaries and each of Holdco, Merger Sub and their respective direct and indirect Subsidiaries, a “Bendon Group Company”) hereby represents and warrants to Naked as follows:

2.1.         Organization and Qualification.

(a)          Bendon is a limited company duly formed and validly existing under the laws of New Zealand and has the requisite limited company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Complete and correct copies of the Constitution (such document, or the certificate of incorporation, articles of incorporation, bylaws, articles of organization, certificate of formation, operating agreement or other comparable governing instruments with different names of an entity, are collectively referred to herein as “Charter Documents”) of Bendon, as amended and currently in effect, have been heretofore made available to Naked or Naked’s counsel. Bendon is not in violation of any of the provisions of its Charter Documents.

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(b)          Bendon is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole. Each jurisdiction in which Bendon is so qualified or licensed is listed in Schedule 2.1 hereto.

(c)          Except as set forth on Schedule 2.1(c) hereto, the share transfer records and ownership records of Bendon contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving Bendon Ordinary Shares and other securities of Bendon since the time of Bendon’s formation. Copies of such records of Bendon have been made available to Naked or Naked’s counsel.

2.2.          Bendon Group Companies.

(a)          Neither Bendon nor any Bendon Group Company has any direct or indirect Subsidiaries or participations in joint ventures or other entities other than those listed in Schedule 2.2 hereto. Except as set forth in Schedule 2.2 hereto, Bendon and the Bendon Group Companies each own all of the outstanding equity securities of their respective Subsidiaries, free and clear of all Liens other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries. Except for the Subsidiaries listed on Schedule 2.2 hereto, neither Bendon nor any Bendon Group Company owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it becomes obligated to make, any future investment in or capital contribution to any other entity.

(b)          Each Bendon Group Company is duly incorporated or organized, is validly existing and in good standing, as applicable, under the laws of its jurisdiction of incorporation or organization (as listed in Schedule 2.2 hereto), and has the requisite corporate or other entity power and authority, as applicable, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Complete and correct copies of the Charter Documents of each Bendon Group Company, as amended and currently in effect, have been heretofore delivered to Naked or Naked’s counsel. No Bendon Group Company is in violation of any of the provisions of its Charter Documents.

(c)          Neither Holdco nor Merger Sub has any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement and the transactions contemplated hereby.

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(d)          Each Bendon Group Company is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing, as applicable, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole. Each jurisdiction in which each Bendon Group Company is so qualified or licensed is listed in Schedule 2.2 hereto.

2.3.         Capitalization.

(a)          As of the date of this Agreement, the only capital stock of Bendon consists of 146,311,063 outstanding Bendon Ordinary Shares. Schedule 2.3(a) hereto contains a list as of the date of this Agreement of all of the shareholders of Bendon, the number and class of Bendon Ordinary Shares owned by each shareholder and each shareholder’s mailing address. Except as set forth in Schedule 2.3(a) hereto, all of the outstanding Bendon Ordinary Shares are validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal in respect of their transfer, which are created by statute, the Charter Documents or any agreement to which Bendon is a party or by which it is bound, and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Other than Bendon Ordinary Shares, Bendon has no class or series of securities or ownership interests authorized by its Charter Documents. Except as set forth in Schedule 2.3(a) hereto and as permitted by Section 5.12, there are no outstanding options, warrants or other rights to purchase Bendon Ordinary Shares. All outstanding Bendon Ordinary Shares have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Bendon Contracts (as defined in Section 2.19).

(b)          As of the date of this Agreement, 1 redeemable preference share is issued and outstanding, which will be redeemed by Holdco upon consummation of the Reorganization. Upon consummation of the Reorganization, 146,311,063 Holdco Ordinary Shares will be issued and outstanding and no preferred stock, redeemable stock or redeemable preferred stock will be issued or outstanding. Schedule 2.3(b) hereto sets forth the sole shareholder of Holdco as of the date of this Agreement. The authorized shares of capital stock of Merger Sub consists of 100 shares of common stock, par value $0.0001 per share, of which 100 shares are outstanding. The authorized and outstanding capital stock or other equity interests of each other Bendon Group Company are set forth in Schedule 2.3(b) hereto. Except as set forth in Schedule 2.3(b) hereto, Bendon or Holdco owns all of the outstanding equity securities and other ownership interests of each Bendon Group Company (other than Holdco), free and clear of all Liens other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries. Except in connection with the Reorganization or as set forth in Schedule 2.3(b), there are no outstanding options, warrants or other rights to purchase securities or ownership interests of any Bendon Group Company.

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(c)          Except in connection with the Reorganization hereto, as permitted by Section 5.12 and as set forth in Schedule 2.3(c) hereto, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Bendon or any Bendon Group Company is a party or by which it is bound obligating Bendon or any Bendon Group Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of Bendon or any Bendon Group Company or obligating Bendon or any Bendon Group Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(d)          Except as contemplated by this Agreement, as permitted by Section 5.12 and as set forth in Schedule 2.3(d) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other similar agreement or understanding to which Bendon or any Bendon Group Company is a party or by which Bendon or any Bendon Group Company is bound with respect to any equity security or ownership interest of any class of Bendon or any Bendon Group Company.

(e)          Except as set forth in Schedule 2.3(e) hereto, no outstanding Bendon Ordinary Shares or other equity interests of Bendon or any Bendon Group Company are unvested or subjected to a repurchase option, risk of forfeiture or other condition under any applicable agreement with Bendon or any Bendon Group Company.

(f)          The Holdco Ordinary Shares to be issued by Holdco in connection with the Merger, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such Holdco Ordinary Shares will be fully paid and nonassessable.

2.4.         Authority Relative to this Agreement. Each of Holdco, Bendon and Merger Sub has all necessary entity power and authority to execute and deliver this Agreement and each Transaction Document to which Holdco, Bendon or Merger Sub is or is required to be a party pursuant to this Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (including the Merger). The execution and delivery of this Agreement, and the execution and delivery of each of the Transaction Documents to which it is or is required to be a party pursuant to this Agreement, and the consummation by Holdco, Bendon and Merger Sub of the transactions contemplated hereby and thereby (including the Merger) have been duly and validly authorized by all necessary action on the part of Bendon (including the approval by its board of directors, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI), and no other corporate proceedings on the part of Holdco, Bendon, Merger Sub or their respective shareholders are necessary to authorize this Agreement or the other Transaction Documents to which they are or are required to be a party or otherwise bound, or to consummate the transactions contemplated hereby or thereby pursuant to Applicable Law and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Holdco, Bendon and Merger Sub, and, upon the execution and delivery by it of the other Transaction Documents to which it is or is required to be a party, such other Transaction Documents will be duly and validly executed and delivered by it, and each of this Agreement and such other Transaction Documents, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, constitutes, or upon such execution and delivery will constitute, the legal and binding obligation of each of Holdco, Bendon and Merger Sub, enforceable against Holdco, Bendon and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally and by general principles of equity.

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2.5.          No Conflict; Required Filings and Consents. Except as set forth in Schedule 2.5 hereto:

(a)          The execution and delivery by each of Holdco, Bendon and Merger Sub of this Agreement and the other Transaction Documents to which it is or is required to be a party or otherwise bound does not, and the performance of this Agreement and such other Transaction Documents by it shall not, (i) conflict with or violate its Charter Documents, (ii) conflict with or violate any Legal Requirements, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair its rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of its properties or assets pursuant to, any Bendon Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Bendon Contract, including any “change in control” or similar provision of any Bendon Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

(b)          The execution and delivery by each of Holdco, Bendon and Merger Sub of this Agreement and the other Transaction Documents to which it is or is required to be a party or otherwise bound does not, and the performance of its obligations under this Agreement and such other Transaction Documents will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which it is licensed or qualified to do business, (ii) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or the New Zealand Commerce Act 1986 (the “Commerce Act”), if required upon advice of counsel, and the expiration or early termination of the required waiting period thereunder, (iii) the consents, approvals, authorizations and permits described in Schedule 2.5 hereto, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement or such other Transaction Documents in any material respect.

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2.6.          Compliance.

(a)          Except as disclosed in Schedule 2.6 hereto, Bendon and the Bendon Group Companies are not in violation of any Legal Requirements with respect to the conduct of their business, or the ownership or operation of their business, properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole. Except as set forth in Schedule 2.6 hereto, since January 1, 2015, no written notice of non-compliance by Bendon or the Bendon Group Companies with any Legal Requirements has been received by Bendon or the Bendon Group Companies.

(b)          Except where it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole, Bendon and the Bendon Group Companies are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties they purport to own, operate or lease and to carry on their business as it is now being conducted. Except where it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole, such Approvals are in full force and effect, all fees and charges with respect to such Approvals have been paid in full and no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Approval.

2.7.          Financial Statements.

(a)          Bendon has provided to Naked a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of Bendon and its Subsidiaries as of and for the fiscal years ended June 30, 2016 and 2015 (the “Audited Financial Statements”). The Audited Financial Statements have been prepared in accordance with IFRS applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of Bendon and its Subsidiaries at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b)          Bendon has provided to Naked a correct and complete copy of the unaudited management accounts of Bendon and the Bendon Group Companies for the six (6) month period ended December 31, 2016 (including any notes related thereto) (the “Unaudited Financial Statements”). The Unaudited Financial Statements fairly present in all material respects the consolidated financial position of Bendon and its subsidiaries at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements need not contain notes and are subject to normal audit adjustments that would not reasonably be expected to have a Material Adverse Effect on Bendon and its Subsidiaries taken as a whole.

(c)          Bendon has delivered to Naked or Naked’s Counsel copies of all management or other letters delivered to Bendon by its independent accountants in connection with any of the financial statements of Bendon and the Bendon Group Companies or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of Bendon and the Bendon Group Companies issued at any time since June 30, 2015.

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2.8.        No Undisclosed Liabilities. Except as set forth in Schedule 2.8 hereto, Bendon and the Bendon Group Companies have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with IFRS or in the related notes to the financial statements, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheet included in the Unaudited Financial Statements, (ii) liabilities arising in the ordinary course of Bendon’s business since the date of the interim balance sheet included in the Unaudited Financial Statements and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole, and (iii) liabilities incurred in connection with the transactions contemplated by this Agreement.

2.9.        Absence of Certain Changes or Events. Except as set forth in Schedule 2.9 hereto, since the date of the interim balance sheet included in the Unaudited Financial Statements through the date of this Agreement, there has not been any Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

2.10.        Litigation. Except as disclosed in Schedule 2.10 hereto, (i) there are no claims, suits, actions, investigations or proceedings at law or in equity pending or, to the knowledge of Bendon, threatened against Bendon or any of the Bendon Group Companies before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole and, to the knowledge of Bendon, there are no facts which could reasonably give rise to such claims, suits, actions, investigations or proceedings, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole; and (ii) neither Bendon nor any of the Bendon Group Companies is a party to any material writ, order, judgment, award, injunction or decree, which would reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

2.11.       Employee Benefit Plans.

(a)          Schedule 2.11(a) hereto lists all compensation, severance, employment, consulting, incentive, fringe or benefit plans, contracts, agreements, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, officer, director, manager, consultant or service provider of Bendon or any of the Bendon Group Companies, or any trade or business (whether or not incorporated) which is under common control with Bendon or any of the Bendon Group Companies, with respect to which Bendon or any of the Bendon Group Companies has liability (individually, a “Plan,” and, collectively, the “Plans”). All Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all Legal Requirements applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in all material respects in the financial statements and records of Bendon and the Bendon Group Companies. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of Bendon, is threatened, against or with respect to any Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Bendon, threatened by any Governmental Entity with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued in all material respects. Neither Bendon nor any of the Bendon Group Companies have any commitment to establish any new Plan, to materially modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any Legal Requirements, in each case as previously disclosed to Naked in writing, or as required by this Agreement), or to enter into any new Plan. Except as disclosed in Schedule 2.11(a) hereto, each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liability to Bendon or any of the Bendon Group Companies (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

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(b)          Except as disclosed in Schedule 2.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due by Bendon or the Bendon Group Companies to any employee, director, manager or consultant of Bendon or the Bendon Group Companies under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(c)          No liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), has been incurred by Bendon or any of the Bendon Group Companies that has not been satisfied in full and, to the knowledge of Bendon, no event has occurred and no condition exists that would reasonably be expected to result in Bendon or any of the Bendon Group Companies incurring a liability under Title IV of ERISA. No Plan is a defined benefit pension plan or is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA or a multiple employer welfare arrangement as defined in Section 3(40) or ERISA.

2.12.       Labor Matters.

(a)          Except as set forth on Schedule 2.12 hereto, Bendon and the Bendon Group Companies are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Bendon and the Bendon Group Companies nor are there (i) any pending or, to the knowledge of Bendon, threatened activities or proceedings of any labor union to organize any such employees or (ii) any pending or, to the knowledge of Bendon, threatened strikes, labor disputes, slowdowns or stoppages or union representation questions. There are no pending grievance or similar proceedings involving Bendon and the Bendon Group Companies and any of its employees subject to a collective bargaining agreement or other labor union contract and there are no continuing obligations of Bendon and the Bendon Group Companies pursuant to the resolution of any such proceeding that is no longer pending.

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(b)          Except as provided for in the collective bargaining agreements, labor union contracts, employment agreements and consulting agreements or under applicable Law, in each case as set forth on Schedule 2.12 hereto, (i) each employee and consultant of Bendon and the Bendon Group Companies is terminable “at will” subject to applicable notice periods as set forth by law or in an employment agreement or consulting agreement, but in any event not more than ninety (90) days, and (ii) there are no agreements or understandings between Bendon and the Bendon Group Companies and any of their employees or consultants that their employment or services will be for any particular period. Bendon has no knowledge that any of its officers or key employees intends to terminate his or her employment with Bendon or any of the Bendon Group Companies. Bendon and the Bendon Group Companies are in compliance in all material respects and, to the knowledge of Bendon, each of Bendon’s and the Bendon Group Companies’ employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between Bendon or the Bendon Group Companies and such individuals. Except as otherwise disclosed in Schedule 2.12 hereto, there are not, and there have not been, any oral or informal arrangements, commitments or promises between Bendon or the Bendon Group Companies and any employees or consultants of Bendon or the Bendon Group Companies that have not been documented as part of the formal written agreements between any such individuals and Bendon or the Bendon Group Companies and been made available to Naked.

(c)          Bendon and the Bendon Group Companies are in compliance in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and are not liable for any arrears of wages or penalties with respect thereto. Bendon’s and the Bendon Group Companies’ obligations, if any, to provide statutory severance pay to their employees are fully funded or accrued on the Unaudited Financial Statements and Bendon has no knowledge of any circumstance that would reasonably be expected to give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that Bendon and the Bendon Group Companies are legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid when required, and Bendon and the Bendon Group Companies do not have any outstanding obligation to make any such deduction, transfer, withholding or payment. There are no pending or, to Bendon’s knowledge, threatened claims or actions against Bendon or any of the Bendon Group Companies by any employee in connection with such employee’s employment or termination of employment by Bendon or any of the Bendon Group Companies.

(d)          No employee or former employee of Bendon or any of the Bendon Group Companies is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

2.13.       Business Activities. Neither Holdco nor Merger Sub has conducted any business activities other than activities directed toward the accomplishment of the Merger, the Reorganization and the other transactions contemplated hereby. Except as disclosed in Schedule 2.13 hereto, there is no agreement, commitment, judgment, injunction, order or decree binding upon Bendon or the Bendon Group Companies or their assets or to which Bendon or the Bendon Group Companies is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Bendon or the Bendon Group Companies, any acquisition of property by Bendon or the Bendon Group Companies or the conduct of business by Bendon or the Bendon Group Companies as currently conducted other than such effects, individually or in the aggregate, that have not had and would not reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

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2.14.       Title to Property.

(a)          All real property owned by Bendon and the Bendon Group Companies (including improvements and fixtures thereon, easements and rights of way) is shown or reflected on the balance sheet of Bendon included in the Audited Financial Statements and the Unaudited Financial Statements and is listed on Schedule 2.14(a) hereto. Bendon and the Bendon Group Companies have good, valid and marketable fee simple title to, or valid leasehold interests or similar rights in, all real property used or held for use by Bendon and the Bendon Group Companies, including the real property shown or reflected on the Audited Financial Statements and Unaudited Financial Statements, and except as set forth in the Unaudited Financial Statements or on Schedule 2.14(a) hereto, all such real property is in each case held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than Permitted Liens, none of which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole. Schedule 2.14(a) hereto also contains a list of all options or other contracts under which Bendon and the Bendon Group Companies have a right to acquire or the obligation to sell any interest in real property.

(b)          All personal property and other property and assets (the “Personal Property”) owned by Bendon and the Bendon Group Companies are shown or reflected on the Audited Financial Statements and Unaudited Financial Statements or were acquired after the date of the Unaudited Financial Statements. Bendon and the Bendon Group Companies have good and marketable title to, or valid and enforceable leasehold interests or similar rights in, all Personal Property used or held for use by Bendon or the Bendon Group Companies, including the Personal Property shown or reflected on the Audited Financial Statements and Unaudited Financial Statements (other than Personal Property of which Bendon or the Bendon Group Companies disposed in the ordinary course of business after the date of the balance sheet in the Unaudited Financial Statements), and except as set forth in the Unaudited Financial Statements or on Schedule 2.14(b) hereto, all such Personal Property is in each case held free and clear of all Liens or other limitations of any kind, other than Permitted Liens and Liens that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

(c)          Schedule 2.14(a) and Schedule 2.14(b) hereto contain a list of all leases of real property and Personal Property, respectively, held by Bendon and the Bendon Group Companies (other than leases of vehicles, office equipment, or operating equipment made in the ordinary course of business). All leases pursuant to which Bendon and/or the Bendon Group Companies lease from others real property or Personal Property are valid, legally binding, enforceable and effective in accordance with their respective terms, and there is not, under any of such leases, any existing breach, default or event of default of Bendon or the Bendon Group Companies or, to Bendon’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a breach, default or event of default), except where the lack of such validity and effectiveness or the existence of such breach, default or event of default would not reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

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(d)          The real property and Personal Property owned by or leased to Bendon and the Bendon Group Companies, or as to which Bendon and the Bendon Group Companies have similar rights, are sufficient for the conduct of the business as it is currently being conducted.

2.15.       Taxes.

(a)          Tax Definitions. As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, occupation, ad valorem, transfer, recapture, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together will all interest, penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

(b)          Tax Returns and Audits. Except as set forth in Schedule 2.15 hereto:

(i)          Bendon and the Bendon Group Companies have timely filed all material Tax Returns required to be filed by Bendon or the Bendon Group Companies with any Tax authority prior to the date hereof. All such Tax Returns are true, correct and complete in all material respects. Bendon and the Bendon Group Companies have paid all Taxes shown to be due and payable on such Tax Returns. All Taxes shown to be due on the Tax Returns referred to in this Section 2.15(b)(i) have been or shall be timely paid in full.

(ii)         All Taxes that Bendon and the Bendon Group Companies are required by law to withhold or collect have been duly withheld or collected and been timely paid over to the proper Governmental Entities to the extent due and payable.

(iii)        Bendon and the Bendon Group Companies have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Bendon or the Bendon Group Companies, nor have Bendon or the Bendon Group Companies executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. Bendon and the Bendon Group Companies have complied in all material respects with all Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

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(iv)        To the knowledge of Bendon, (A) no audit or other examination of any Tax Return of Bendon and the Bendon Group Companies by any Tax authority is presently in progress, nor (B) has Bendon or any Bendon Group Company been notified of or received any request for such an audit or other examination from the appropriate state, local or foreign taxing authority.

(v)         No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to Bendon or any Bendon Group Company, and no such agreement or ruling has been applied for and is currently pending.

(vi)        No adjustment relating to any Tax Returns filed by Bendon or any Bendon Group Company has been proposed in writing, formally or informally, by any Tax authority to Bendon or any Bendon Group Company or any representative thereof.

(vii)       Bendon and the Bendon Group Companies have no liability for any unpaid Taxes which have not been accrued for or reserved on Bendon’s Audited Financial Statements or the Unaudited Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Bendon in the ordinary course of business.

(viii)      There are no Liens on any of Bendon’s or the Bendon Group Companies’ assets that arose in connection with any failure (or alleged failure) to pay any Tax when due.

(ix)         Bendon has not taken any action and does not know of any fact, agreement, plan or other circumstance relating to the Merger that is reasonably expected to prevent the Merger from qualifying as a reorganization described in Section 368 of the Code.

(x)          Since June 30, 2015, Bendon has not amended any Tax Returns or entered into any settlement or compromise of any income Tax liability of it.

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2.16.       Environmental Matters.

(a)          Except as disclosed in Schedule 2.16(a) hereto and except for such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole: (i) Bendon and/or the Bendon Group Companies have complied with all applicable Environmental Laws; (ii) the properties currently operated or being constructed by Bendon or the Bendon Group Companies (including soils, groundwater, surface water, air, buildings or other structures), including properties owned or leased by third parties upon which Bendon and/or the Bendon Group Companies have performed or are performing services or other operations, are not contaminated with, or has had any release of, any Hazardous Substances as a result of the actions or omissions of Bendon and the Bendon Group Companies for which there is liability to Bendon and the Bendon Group Companies under Environmental Laws; (iii) the properties formerly owned, operated or constructed by Bendon and/or the Bendon Group Companies, including properties owned or leased by third parties upon which Bendon and/or the Bendon Group Companies performed services or other operations, were not contaminated with, or had a release of, Hazardous Substances by Bendon and/or the Bendon Group Companies during the period of ownership, operation or construction by Bendon or the Bendon Group Companies or, to the knowledge of Bendon, during any prior period for which there is liability to Bendon or the Bendon Group Companies under Environmental Laws; (iv) Bendon and/or the Bendon Group Companies are not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (vi) neither Bendon nor the Bendon Group Companies have received any notice, demand, letter, claim or request for information alleging that Bendon and/or the Bendon Group Companies may be in violation of or liable under any Environmental Law; (vii) Bendon and/or the Bendon Group Companies are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) to Bendon’s knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Bendon or the Bendon Group Companies, any currently or formerly owned or operated property, that could reasonably be expected to result in any material claims, liability or investigations against any of them, result in any material restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Laws.

(b)          As used in this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or health and safety of persons or property.

(c)          As used in this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; (iii) explosive or (iv) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(d)          Schedule 2.16(d) hereto sets forth all environmental studies and investigations completed within the last five (5) years or in process with respect to Bendon and/or the Bendon Group Companies or their respective properties or assets, including to the knowledge of Bendon all phase reports. All such written reports and material documentation relating to any such study or investigation have been provided by Bendon to Naked.

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2.17.       Brokers; Third Party Expenses. Except as set forth in Schedule 2.17 hereto, Bendon has not incurred, nor will it incur, directly or indirectly, any liability for brokerage fees, investment banking fees, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as disclosed in Schedule 2.17 hereto (or pursuant to any agreement of Naked or its Representatives), no shares, options, warrants or other securities of Bendon or the Bendon Group Companies are payable to any third party by Bendon or the Bendon Group Companies as a result of the Merger or the other transactions contemplated hereby.

2.18.       Intellectual Property.

(a)          Schedule 2.18 hereto contains a description of all material Intellectual Property owned, leased or otherwise used by Bendon and the Bendon Group Companies. Except as set forth in Schedule 2.18 hereto, Bendon and the Bendon Group Companies own no Registered Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

(i)          “Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated; and (x) any similar or equivalent rights to any of the foregoing (as applicable).

(ii)         “Bendon Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, Bendon or any of the Bendon Group Companies, including software and software programs developed by or exclusively licensed to Bendon or any of the Bendon Group Companies (specifically excluding any off the shelf or shrink-wrap software).

(iii)        “Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any government or other legal authority.

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(iv)        “Bendon Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, Bendon or any of the Bendon Group Companies

(v)         “Bendon Products” means all current versions of products or service offerings of Bendon or any of the Bendon Group Companies.

(b)           To the knowledge of Bendon, Bendon and the Bendon Group Companies own or have enforceable rights to use all Intellectual Property required for the conduct of their respective business as presently conducted in all material respects. Except as disclosed in Schedule 2.18 hereto, no Bendon Intellectual Property or Bendon Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Bendon or any of the Bendon Group Companies, or which may affect the validity, use or enforceability of such Bendon Intellectual Property or Bendon Product, which in any such case would reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

(c)           Except as disclosed in Schedule 2.18 hereto, to the knowledge of Bendon, Bendon and each of the Bendon Group Companies owns and has good and exclusive title to each material item of Bendon Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business and Permitted Liens); and Bendon and the Bendon Group Companies are the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of Bendon and the Bendon Group Companies as presently conducted, including the sale of any Bendon Products or the provision of any services by Bendon and the Bendon Group Companies.

(d)           The operation of the business of Bendon and the Bendon Group Companies as such business currently is conducted, including Bendon’s and the Bendon Group Companies’ use of any product, device or process, to the knowledge of Bendon, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and Bendon and the Bendon Group Companies have not received any written claims or, to the knowledge of Bendon, threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

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2.19.       Agreements, Contracts and Commitments.

(a)          Schedule 2.19(a) hereto sets forth a complete and accurate list of all Material Bendon Contracts, specifying the parties thereto, other than Material Bendon Contracts executed in accordance with Section 5.12. For purposes of this Agreement, (i) the term “Bendon Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations (including, without limitation, outstanding offers and proposals) of any kind, whether written or oral, to which Bendon or any of the Bendon Group Companies is a party or by or to which any of the properties or assets of Bendon or any of the Bendon Group Companies is bound or becomes bound, subject or affected (including without limitation notes or other instruments payable to Bendon or any of the Bendon Group Companies) and (ii) the term “Material Bendon Contracts” shall mean (x) each Bendon Contract (A) that would be required to be filed as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, (B) providing for payments (present or future) to Bendon or any of the Bendon Group Companies in excess of $1,000,000 in any twelve month period or (C) under or in respect of which Bendon or any of the Bendon Group Companies presently have any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $1,000,000 in any twelve month period, (y) each Bendon Contract not made in the ordinary course of business that otherwise is material to the businesses, operations, assets, or financial condition of Bendon and the Bendon Group Companies taken as a whole, and (z) the limitations of subclause (x) and subclause (y) notwithstanding, each of the following Bendon Contracts:

(i)          any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from Bendon or any of the Bendon Group Companies and by or to any officer, director, shareholder, holder of other equity securities or holder of derivative securities (“Insider”) of Bendon or any of the Bendon Group Companies;

(ii)         any guaranty, direct or indirect, by Bendon, a Bendon Group Company or any Insider of Bendon of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii)        any Bendon Contract of employment or management (other than at-will arrangements);

(iv)        any Bendon Contract (x) that is material and made other than in the ordinary course of business, (y) providing for the grant of any preferential rights to purchase or lease any material asset of Bendon or any of the Bendon Group Companies or (z) providing for any right (exclusive or non-exclusive) to distribute or resell, or otherwise relating to the distribution or resale of, any Bendon Product (excluding direct sales to retailers);

(v)         any obligation to register any Bendon Ordinary Shares or other equity securities of Bendon or any of the Bendon Group Companies under applicable securities laws;

(vi)        any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vii)       any collective bargaining agreement with any labor union;

(viii)      any lease or similar arrangement for the use by Bendon or any of the Bendon Group Companies of real property or Personal Property where the annual lease payments are greater than $1,000,000;

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(ix)         any Bendon Contract to which any Insider of Bendon or any of the Bendon Group Companies, or any entity controlled by an Insider, is a party;

(x)          any non-competition contract or other contract that (A) limits or purports to limit in any material respect (i) the type of business in which Bendon or any of the Bendon Group Companies may engage, (ii) the type of goods or services which Bendon or any of the Bendon Group Companies may manufacture, produce, import, export, offer for sale, sell or distribute or (iii) the manner or locations in which any of them may so engage in any business, (B) would require the disposition of any material assets or line of business of Bendon or any of the Bendon Group Companies or, after the Effective Time, Holdco or its subsidiaries, (C) grants “most favored nation” status or is a “requirements” contract that, following the Merger, would apply to Holdco, Bendon or any of its subsidiaries; (D) grants to any third Person any material exclusive supply or distribution agreement or other similar material exclusive rights or (E) prohibits or limits the right of Bendon or any of the Bendon Group Companies to use, transfer, license, distribute or enforce any Bendon Intellectual Property, other than limitations on enforcement arising from non-exclusive licenses of Intellectual Property entered into in the ordinary course of business; and

(xi)         any agreement, contract, purchase order or understanding with each of the ten (10) largest suppliers of the Bendon Group Companies, in order of dollar volume.

(b)           Each Material Bendon Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the knowledge of Bendon, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. To Bendon’s knowledge, no other party to a Material Bendon Contract is the subject of a bankruptcy or insolvency proceeding. True, correct and complete copies of all Material Bendon Contracts (or written summaries in the case of oral Material Bendon Contracts) have been made available to Naked or Naked’s counsel.

(c)           Except as set forth in Schedule 2.19(c) hereto, neither Bendon, the Bendon Group Companies nor, to the knowledge of Bendon, any other party thereto is in breach of or in default under, and, to the knowledge of Bendon, no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Bendon Contract, and no party to any Material Bendon Contract has given any written notice to Bendon or any of the Bendon Group Companies of any claim of any such breach, default or event, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

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2.20.       Insurance. Schedule 2.20 hereto sets forth Bendon’s and the Bendon Group Companies’ insurance policies and fidelity and surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”). The insurances provided by such Insurance Policies are in full force and effect and adequate in amount and scope to meet any insurance requirements for Bendon’s and the Bendon Group Companies’ business and operations required to be maintained by them under Bendon Contracts; neither Bendon nor any of the Bendon Group Companies are in default under any Insurance Policy; to Bendon’s knowledge, all claims under the Insurance Policies have been filed in due and timely fashion; and no written notice of default or termination has been received by Bendon or the Bendon Group Companies in respect of any Insurance Policy.

2.21.       Governmental Actions/Filings.

(a)          Bendon and the Bendon Group Companies have been granted and hold, and have made, all Governmental Actions/Filings (as defined below) (including, without limitation, Governmental Actions/Filings required for emission or discharge of effluents and pollutants into the air and the water) necessary to the conduct by Bendon and the Bendon Group Companies of their business (as presently conducted) or used or held for use by Bendon and the Bendon Group Companies except for any thereof that if not granted, held or made, would not have, individually or in the aggregate, a Material Adverse Effect upon Bendon and the Bendon Group Companies taken as a whole. Each such Governmental Action/Filing is in full force and effect and should be able to be renewed in the ordinary course of Bendon’s business and Bendon and the Bendon Group Companies are in substantial compliance with all of their obligations with respect thereto. To the knowledge of Bendon, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation by Bendon and the Bendon Group Companies of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect upon Bendon and the Bendon Group Companies taken as a whole. No Governmental Action/Filing is necessary to be obtained, secured or made by any of Bendon or the Bendon Group Companies to enable any of them to continue to conduct their business and operations and use their properties after the Closing in a manner that is consistent with current practice except for any of such that, if not obtained, secured or made, would not, either individually or in the aggregate, have a Material Adverse Effect upon Bendon and the Bendon Group Companies taken as a whole.

(b)          Except as set forth in Schedule 2.21(b) hereto, no contractors’ licenses are necessary to be obtained, secured or made by any of Bendon or the Bendon Group Companies to enable any of them to continue to conduct their businesses and operations and use their properties after the Closing in a manner which is consistent with current practice. All of the contractors’ licenses listed on Schedule 2.21(b) hereto have been obtained, secured or made and are in full force and effect.

(c)          For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any Governmental Entity.

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2.22.         Interested Party Transactions. Except as set forth in Schedule 2.22 hereto, no employee, officer, director, partner, member, manager or equity holder of Bendon or any of the Bendon Group Companies or, with respect to such Persons that are individuals, a member of his or her immediate family (any of the foregoing, a “Bendon Related Person”) is indebted to Bendon or any of the Bendon Group Companies, nor has Bendon or any of the Bendon Group Companies committed to make loans or extend or guarantee credit to any Bendon Related Person, nor is Bendon or any of the Bendon Group Companies indebted to any Bendon Related Person, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Bendon or any of the Bendon Group Companies, and (iii) for other employee benefits made generally available to all employees or similarly situated employees or executives or pursuant to Plans otherwise disclosed in Schedule 2.11(a) hereto. Except as set forth in Schedule 2.22 hereto, to the knowledge of Bendon, no Bendon Related Person has any material direct or indirect ownership interest in any Person with whom Bendon or any of the Bendon Group Companies is affiliated or with whom Bendon or any of the Bendon Group Companies has a contractual relationship, or in any Person that competes with Bendon or any of the Bendon Group Companies, except that each Bendon Related Person may own less than 5% of the outstanding stock in publicly traded companies that may compete with Bendon or any of the Bendon Group Companies. Except as set forth in Schedule 2.22 hereto, to the knowledge of Bendon, no Bendon Related Person is, directly or indirectly, interested in any Material Bendon Contract (other than such contracts as relate to any such Bendon Related Person’s ownership interests or other securities of Bendon or such Bendon Related Person’s employment with Bendon or any of the Bendon Group Companies and other than contracts executed in accordance with Section 5.12).

2.23.         Board Approval. The boards of directors of each of Holdco and Bendon (including any required committee or subgroup thereof) have, as of the date of this Agreement, duly approved this Agreement and the transactions contemplated hereby.

2.24.         Shareholder Approval. Except for approvals that have been obtained, no vote, consent or approval of the holders of any ownership interests in Bendon is required for the consummation of the Merger, the Reorganization and the other transactions contemplated by this Agreement.

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2.25.         No Illegal or Improper Transactions. Bendon and the Bendon Group Companies have been and are in compliance with all applicable anti-corruption Legal Requirements, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-1, et seq.) and the U.K. Bribery Act 2010 (the “Anti-Corruption Laws”); and neither Bendon nor any of the Bendon Group Companies nor any officer, director, shareholder, equity holder, employee, agent or Affiliate of Bendon or the Bendon Group Companies on its behalf has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for Bendon or any of the Bendon Group Companies, (b) facilitating the purchase or sale of any Bendon Product, or (c) avoiding the imposition of any fine or penalty, in each case of clauses (a) through (c), in any manner which is in violation of any Legal Requirement, the effect of which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole. To the knowledge of Bendon, no employee of Bendon or any of the Bendon Group Companies has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Legal Requirement described above. Neither Bendon nor any of the Bendon Group Companies nor, to the knowledge of Bendon, any officer, employee, contractor, subcontractor or agent of Bendon or any of the Bendon Group Companies has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Bendon or any of the Bendon Group Companies in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a). Neither Bendon nor the Bendon Group Companies have intentionally or, to the knowledge of Bendon, otherwise violated the Arms Export Control Act (22 U.S.C. § 2778), the International Traffic in Arms Regulation (22 C.F.R. § 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et seq.), the International Emergency Economic Powers Act, all Legal Requirements promulgated under the authority of such statutes, and all Legal Requirements that are administered by the US Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, the “Export Control Laws”). Neither Bendon nor the Bendon Group Companies has received any written or, to the knowledge of Bendon, other communication that alleges that Bendon or any of the Bendon Group Companies is not, or may not be, in compliance with, or has or may have, any liability under, the Export Control Laws.

2.26.         No Other Representations or Warranties. Bendon acknowledges that, except for the representations and warranties of Naked expressly set forth herein, (a) neither Naked nor any of its Affiliates or Representatives has made any representation or warranty to Holdco, Bendon, Merger Sub or any of their Representatives, either express or implied, and (b) Naked expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Holdco, Bendon, Merger Sub or their respective Representatives (including any opinion, information, projection or advice that may have been or may be provided by any Representative of Naked).

2.27.         No Survival. None of the representations or warranties of Holdco, Bendon or Merger Sub contained in this Agreement shall survive the Closing.

2.28.         The Principal Shareholder. The Principal Shareholder hereby represents and warrants to, and covenants with, Naked as follows: (i) the Principal Shareholder has consented to resolutions approving and adopting this Agreement and the other Transaction Documents to which Bendon is a party or otherwise bound and the transactions contemplated hereby and thereby, and authorizing Bendon and its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby and thereby pursuant to the terms of this Agreement and the other Transaction Documents, and, to the extent that the transaction contemplated by this Agreement constitutes a major transaction of Bendon in terms of section 129 of the Companies Act 1993 (New Zealand), has consented to a special resolution in relation thereto; and (ii) the Principal Shareholder shall not amend, revoke, rescind or otherwise modify the foregoing consent. None of the representations or warranties of the Principal Shareholder contained in this Agreement shall survive the Closing.

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ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF NAKED

Subject to the exceptions set forth in Schedule 3 hereto (the “Naked Schedule” and together with Bendon Schedule, the “Disclosure Schedules”), Naked represents and warrants to Holdco, Bendon and Merger Sub, as follows:

3.1.        Organization and Qualification.

(a)          Naked is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Complete and correct copies of the Charter Documents of Naked, as amended and currently in effect, have been made available to Bendon or Bendon’s counsel. Naked is not in violation of any of the provisions of Naked’s Charter Documents.

(b)          Naked is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole. Each jurisdiction in which Naked is so qualified or licensed is listed in Schedule 3.1 hereto.

(c)          Except as set forth on Schedule 3.1(c) hereto, the share transfer records and ownership records of Naked contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving Naked Common Stock and other securities of Naked since the time of Naked’s formation. Copies of such records of Naked have been made available to Bendon or Bendon’s counsel.

3.2.        Subsidiaries and Other Interests.

(a)          Naked has no direct or indirect Subsidiaries or participations in joint ventures or other entities other than those listed in Schedule 3.2 hereto. Except as set forth in Schedule 3.2 hereto, Naked owns all of the outstanding equity securities of its Subsidiaries, free and clear of all Liens other than Permitted Liens. Except for the Subsidiaries listed on Schedule 3.2 hereto, Naked does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it becomes obligated to make, any future investment in or capital contribution to any other entity.

(b)          Each Naked Subsidiary is duly incorporated or organized, and is validly existing and in good standing, as applicable, under the laws of its jurisdiction of incorporation or organization (as listed in Schedule 3.2 hereto), and has the requisite corporate or other entity power and authority, as applicable, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Complete and correct copies of the Charter Documents of each Naked Subsidiary, as amended and currently in effect, have been heretofore delivered to Bendon or Bendon’s counsel. No Naked Subsidiary is in violation of any of the provisions of its Charter Documents.

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(c)          Each Naked Subsidiary is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing, as applicable, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole. Each jurisdiction in which each Naked Subsidiary is so qualified or licensed is listed in Schedule 3.2 hereto.

3.3.        Capitalization.

(a)          As of the date of this Agreement, the only authorized capital stokc of Naked consists of 18,000,000 shares of Naked Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share (“Naked Preferred Stock”, collectively with Naked Common Stock, the “Naked Capital Stock”), of which 10,342,191 shares of Naked Common Stock and no shares of Naked Preferred Stock are issued and outstanding. Except as set forth in Schedule 3.3(a) hereto, all of such securities are validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal created by statute, the Charter Documents of Naked or any agreement to which Naked is a party or by which it is bound, and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof or under applicable federal or state securities or “blue sky” laws. Except as set forth in Schedule 3.3(a) hereto, Naked has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the stockholders of Naked on any matter.

(b)          Except as set forth in Schedule 3.3(b) hereto and other than as set forth in this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate Naked or any Subsidiary to issue, transfer or sell any Naked Capital Stock or other equity interests of Naked or any Subsidiary or make any payments in lieu thereof. Other than as set forth in Schedule 3.3(b) hereto, there are no agreements or understandings to which Naked or any Subsidiary is a party with respect to the voting of any Naked Capital Stock or other equity interests of Naked or any Subsidiary or which restrict the transfer of any such shares or equity interests, nor does Naked have knowledge of any such agreements or understandings with respect to the voting of any such shares or equity interests or which restrict the transfer of any such shares or equity interests. Other than as set forth in Schedule 3.3(b) hereto, there are no outstanding contractual obligations of Naked or any Subsidiary to repurchase, redeem or otherwise acquire any Naked Capital Stock or any other securities of Naked or any Subsidiary. Other than as set forth in Schedule 3.3(b) hereto, no shares of Naked Common Stock or Naked Preferred Stock or equity interests of any Subsidiary are reserved for issuance upon the exercise of outstanding options to purchase Naked Common Stock or Naked Preferred Stock or equity interests of any Subsidiary granted to employees of Naked or other parties (“Naked Stock Options”). Other than as set forth in Schedule 3.3(b) hereto, no shares of Naked Common Stock or Naked Preferred Stock or equity interests of any Subsidiary are reserved for issuance upon the exercise of outstanding warrants or other rights to purchase or acquire Naked Common Stock or Naked Preferred Stock or equity interests of any Subsidiary (“Naked Warrants”). Other than as set forth in Schedule 3.3(b) hereto, no shares of Naked Common Stock or Naked Preferred Stock or equity interests of any Subsidiary are reserved for issuance upon the conversion or exchange of Naked Preferred Stock or any outstanding convertible or exchangeable notes, debentures or other securities of Naked or any Subsidiary (“Naked Convertible Securities”). All shares of Naked Capital Stock subject to issuance, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Naked Common Stock, Naked Stock Options, Naked Warrants and Naked Convertible Securities have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Naked Contracts (as defined in Section 3.19). Naked has heretofore delivered to Bendon true, complete and accurate copies of any outstanding Naked Stock Options, Naked Warrants or Naked Convertible Securities, including any and all documents and agreements relating thereto.

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(c)          Except as set forth in Schedule 3.3(c) hereto, there are no registrations rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreements or understandings to which Naked or any Subsidiary is a party or by which Naked or any Subsidiary is bound with respect to any security of any class of Naked or any Subsidiary.

(d)          Except as provided for in this Agreement or as set forth in Schedule 3.3(d) hereto, as a result of the consummation of the transactions contemplated hereby, no shares of capital stock, warrants, options or other securities of Naked or any Subsidiary are issuable and no rights in connection with any shares, warrants, options or other securities of Naked or any Subsidiary accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

3.4.         Authority Relative to this Agreement. Naked has full corporate power and authority to execute and deliver this Agreement, and each Transaction Document to which Naked is or is required to be a party pursuant to this Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (including the Merger). The execution and delivery of this Agreement and the execution and delivery of each of the Transaction Documents to which Naked is or is required to be a party pursuant to this Agreement, and the consummation by Naked of the transactions contemplated hereby and thereby (including the Merger), have been duly and validly authorized by all necessary corporate action on the part of Naked (including the approval by its board of directors and stockholders, but excluding Naked Shareholder Approval, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VI), and no other corporate proceedings on the part of Naked or its stockholders (other than Naked Shareholder Approval) are necessary to authorize this Agreement or the other Transaction Documents to which any of them are or are required to be a party or otherwise bound, or to consummate the transactions contemplated hereby or thereby pursuant to the NRS, Applicable Law and the terms and conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Naked and, upon the execution and delivery by it of the other Transaction Documents to which it is or is required to be a party, such other Transaction Documents will be duly and validly executed and delivered by it, and each of this Agreement and such other Transaction Documents, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, constitutes, or upon such execution and delivery will constitute, the legal and binding obligation of Naked, enforceable against Naked in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally and by general principles of equity.

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3.5.         No Conflict; Required Filings and Consents. Except as set forth in Schedule 3.5 hereto:

(a)          The execution and delivery by Naked of this Agreement and the other Transaction Documents to which it is or is required to be a party or otherwise bound does not, and the performance of this Agreement and such other Transaction Documents by Naked shall not: (i) conflict with or violate Naked’s Charter Documents, (ii) conflict with or violate any Legal Requirements, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Naked’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Naked pursuant to, any Naked Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Naked Contract, including any “change in control” or similar provision of any Naked Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

(b)          The execution and delivery by Naked of this Agreement and the other Transaction Documents to which it is or is required to be a party or otherwise bound does not, and the performance of their obligations under this Agreement and such other Transaction Documents will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which Naked is licensed or qualified to do business, (ii) for the filing of any notifications required under the HSR Act or Commerce Act, if required upon advice of counsel, and the expiration or early termination of the required waiting period thereunder, (iii) consents, approvals, authorizations and permits described in Schedule 3.5 hereto, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement or such other Transaction Documents in any material respect.

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3.6.         Compliance.

(a)          Except as disclosed in Schedule 3.6 hereto, Naked and its Subsidiaries are not in violation of any Legal Requirements with respect to the conduct of their business, or the ownership or operation of their business, properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole. Except as set forth in Schedule 3.6 hereto, since January 1, 2015, no written notice of non-compliance by Naked or its Subsidiaries with any Legal Requirements has been received by Naked or its Subsidiaries.

(b)          Except where it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole, Naked and its Subsidiaries are in possession of all Approvals necessary to own, lease and operate the properties they purport to own, operate or lease and to carry on their business as it is now being conducted. Except where it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole, such Approvals are in full force and effect, all fees and charges with respect to such Approvals have been paid in full and no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Approval.

3.7.         SEC Filings; Financial Statements.

(a)          Naked has made available to Bendon a correct and complete copy of each report, registration statement and definitive proxy statement filed by Naked with the SEC (the “Naked SEC Reports”), which are all the forms, reports, registration statements and documents required to be filed by Naked with the SEC prior to the date of this Agreement. All Naked SEC Reports required to be filed by Naked in the twelve (12) month period prior to the date of this Agreement were filed in a timely manner. As of their respective dates Naked SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Naked SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Naked makes no representation or warranty whatsoever concerning any Naked SEC Report as of any time other than the date or period with respect to which it was filed. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to Naked SEC Documents are accurate and complete and comply as to form and content with all applicable laws or rules of applicable governmental and regulatory authorities in all material respects.

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(b)          Except as set forth in Schedule 3.7(b) hereto, each set of financial statements (including, in each case, any related notes thereto) contained in Naked SEC Reports, including each Naked SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Naked at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

(c)          Naked has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and paragraph (e) of Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. Naked’s disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by Naked in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Naked’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(d)          To the knowledge of Naked, Naked’s auditor has at all required times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Naked within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(e)          Neither Naked nor, to Naked’s knowledge, any of its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Naked or its internal accounting controls, including any complaint, allegation, assertion or claim that Naked has engaged in questionable accounting or auditing practices.

3.8.         No Undisclosed Liabilities. Except as set forth in Schedule 3.8 hereto, Naked and its Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with U.S. GAAP or in the related notes to the financial statements, except (i) liabilities provided for in or otherwise disclosed in Naked SEC Reports filed prior to the date hereof, (ii) liabilities arising in the ordinary course of Naked’s business since the date of the most recent balance sheet included in Naked SEC Reports filed prior to the date hereof and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole, and (iii) liabilities incurred in connection with the transactions contemplated by this Agreement. Naked is not and has not been a party to any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(a)(iv) of Regulation S-K under the Exchange Act).

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3.9.         Absence of Certain Changes or Events. Except as set forth in Schedule 3.9 hereto, since the date of the most recent balance sheet included in Naked SEC Reports filed prior to the date hereof, there has not been: (i) through the date of this Agreement, any Material Adverse Effect on Naked and its Subsidiaries taken as a whole or (ii) any action or event of the type that would have required the consent of Bendon under Section 4.2.

3.10.        Litigation. Except as set forth in Schedule 3.10 hereto, there are no claims, suits, actions, investigations or proceedings at law or in equity pending or, to the knowledge of Naked, threatened against Naked or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole and, to the knowledge of Naked, there are no facts which could reasonably give rise to such claims, suits, actions, investigations or proceedings, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole; and (ii) neither Naked nor any of its Subsidiaries is a party to any material writ, order, judgment, award, injunction or decree, which would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

3.11.       Employee Benefit Plans.

(a)          Schedule 3.11(a) hereto lists all compensation, severance, employment, consulting, incentive, fringe or benefit plans, contracts, agreements, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, officer, director, manager, consultant or service provider of Naked or any of its Subsidiaries, or any trade or business (whether or not incorporated) which is under common control with Naked or any of its Subsidiaries, with respect to which Naked or any of its Subsidiaries has liability (individually, a “Naked Employee Plan,” and, collectively, the “Naked Employee Plans”). All Naked Employee Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all Legal Requirements applicable to such Naked Employee Plans, and all liabilities with respect to Naked Employee Plans have been properly reflected in all material respects in the financial statements and records of Naked and its Subsidiaries. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Naked Employee Plan activities) has been brought, or, to the knowledge of Naked, is threatened, against or with respect to any Naked Employee Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Naked, threatened by any Governmental Entity with respect to any Naked Employee Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to Naked Employee Plans have been timely made or accrued in all material respects. Neither Naked nor any of its Subsidiaries have any commitment to establish any new Naked Employee Plan, to materially modify any Naked Employee Plan (except to the extent required by law or to conform any such Naked Employee Plan to the requirements of any Legal Requirements, in each case as previously disclosed to Naked in writing, or as required by this Agreement), or to enter into any new Naked Employee Plan. Except as disclosed in Schedule 3.11(a) hereto, each Naked Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liability to Naked or Bendon or any of their respective Subsidiaries (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

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(b)          Except as disclosed in Schedule 3.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due by Naked or any of its Subsidiaries to any employee, director, manager or consultant of Naked or any of its Subsidiaries under any Naked Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Naked Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(c)          No liability under Title IV of ERISA has been incurred by Naked or any of its Subsidiaries that has not been satisfied in full and, to the knowledge of Naked, no event has occurred and no condition exists that would reasonably be expected to result in Naked or any of its Subsidiaries incurring a liability under Title IV of ERISA. No Naked Employee Plan is a defined benefit pension plan or is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Naked Employee Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA or a multiple employer welfare arrangement as defined in Section 3(40) or ERISA.

3.12.       Labor Matters.

(a)          Except as set forth on Schedule 3.12 hereto, Naked and its Subsidiaries are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Naked and its Subsidiaries nor are there (i) any pending or, to the knowledge of Naked, threatened activities or proceedings of any labor union to organize any such employees or (ii) any pending or, to the knowledge of Naked, threatened strikes, labor disputes, slowdowns or stoppages or union representation questions. There are no pending grievance or similar proceedings involving Naked and its Subsidiaries and any of its employees subject to a collective bargaining agreement or other labor union contract and there are no continuing obligations of Naked and its Subsidiaries pursuant to the resolution of any such proceeding that is no longer pending.

(b)          Except as provided for in the collective bargaining agreements, labor union contracts, employment agreements and consulting agreements set forth on Schedule 3.12 hereto, (i) each employee and consultant of Naked and its Subsidiaries is terminable “at will” subject to applicable notice periods as set forth by law or in an employment agreement or consulting agreement, but in any event not more than ninety (90) days, and (ii) there are no agreements or understandings between Naked and its Subsidiaries and any of their employees or consultants that their employment or services will be for any particular period. Naked has no knowledge that any of its officers or key employees intends to terminate his or her employment with Naked or any of its Subsidiaries. Naked and its Subsidiaries are in compliance in all material respects and, to the knowledge of Naked, each of Naked’s and its Subsidiaries’ employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between Naked or any of its Subsidiaries and such individuals. Except as otherwise disclosed in Schedule 3.12 hereto, there are not, and there have not been, any oral or informal arrangements, commitments or promises between Naked or any of its Subsidiaries and any employees or consultants of Naked or any of its Subsidiaries that have not been documented as part of the formal written agreements between any such individuals and Naked or its Subsidiaries and been made available to Bendon or Bendon’s counsel.

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(c)          Naked and its Subsidiaries are in compliance in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and are not liable for any arrears of wages or penalties with respect thereto. Naked’s and its Subsidiaries’ obligations to provide statutory severance pay to their employees are fully funded or accrued on the financial statements included in Naked SEC Reports filed prior to the date hereof and Naked has no knowledge of any circumstance that would reasonably be expected to give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that Naked and its Subsidiaries are legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid when required, and Naked and its Subsidiaries do not have any outstanding obligation to make any such deduction, transfer, withholding or payment. There are no pending or, to the knowledge of Naked, threatened claims or actions against Naked or any of its Subsidiaries by any employee in connection with such employee’s employment or termination of employment by Naked or any of its Subsidiaries.

(d)          No employee or former employee of Naked or any of its Subsidiaries is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

3.13.       Business Activities. Except as disclosed in Schedule 3.13 hereto, here is no agreement, commitment, judgment, injunction, order or decree binding upon Naked or any of its Subsidiaries or their assets or to which Naked or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Naked or any of its Subsidiaries, any acquisition of property by Naked or any of its Subsidiaries or the conduct of business by Naked or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, that have not had and would not reasonably be expected to have, a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

3.14.       Title to Property.

(a)          All real property owned by Naked and its Subsidiaries (including improvements and fixtures thereon, easements and rights of way) is shown or reflected on the financial statements included in Naked SEC Reports filed prior to the date hereof and is listed on Schedule 3.14(a) hereto. Naked and its Subsidiaries have good, valid and marketable fee simple title to, or valid leasehold interests or similar rights in, all real property used or held for use by Naked and its Subsidiaries, including the real property shown or reflected on financial statements included in Naked SEC Reports filed prior to the date hereof, and except as set forth in the most recent financial statements included in Naked SEC Reports filed prior to the date hereof or on Schedule 3.14(a) hereto, all such real property is in each case held free and clear of (i) all leases, licenses and other rights to occupy or use such real property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than Permitted Liens, none of which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Naked and its Subsidiaries taken as a whole. Schedule 3.14(a) hereto also contains a list of all options or other contracts under which Naked and its Subsidiaries have a right to acquire or the obligation to sell any interest in real property.

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(b)          All Personal Property owned by Naked and its Subsidiaries are shown or reflected on the financial statements included in Naked SEC Reports filed prior to the date hereof or were acquired after the date of the most recent balance sheet included in Naked SEC Reports filed prior to the date hereof. Naked and its Subsidiaries have good and marketable title to, or valid and enforceable leasehold interests or similar rights in, all Personal Property used or held for use by Naked or any of its Subsidiaries, including the Personal Property shown or reflected on the financial statements included in Naked SEC Reports filed prior to the date hereof (other than Personal Property of which Naked or any of its Subsidiaries disposed in the ordinary course of business after the date of the most recent balance sheet included in Naked SEC Reports filed prior to the date hereof), and except as set forth in the most recent financial statements included in Naked SEC Reports filed prior to the date hereof or on Schedule 3.14(b) hereto, all such Personal Property is in each case held free and clear of all Liens or other limitations of any kind, other than Permitted Liens and Liens that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

(c)          Schedule 3.14(a) and Schedule 3.14(b) hereto contain a list of all leases of real property and Personal Property, respectively, held by Naked and its Subsidiaries (other than leases of vehicles, office equipment, or operating equipment made in the ordinary course of business). All leases pursuant to which Naked and/or its Subsidiaries lease from others real property or Personal Property are valid, legally binding, enforceable and effective in accordance with their respective terms, and there is not, under any of such leases, any existing breach, default or event of default of Naked or any of its Subsidiaries or, to Naked’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a breach, default or event of default), except where the lack of such validity and effectiveness or the existence of such breach, default or event of default would not reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

(d)          The real property and Personal Property owned by or leased to Naked and its Subsidiaries, or as to which Naked and its Subsidiaries have similar rights, are sufficient for the conduct of the business as it is currently being conducted.

3.15.       Taxes. Except as set forth in Schedule 3.15 hereto:

(a)          Naked and its Subsidiaries have timely filed all material Tax Returns required to be filed by them with any Tax authority prior to the date hereof. All such Tax Returns are true, correct and complete in all material respects. Naked and its Subsidiaries have paid all Taxes shown to be due and payable on such Tax Returns. All Taxes shown to be due on the Tax Returns referred to in this Section 3.15(a) have been paid or shall be timely paid in full.

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(b)           All Taxes that Naked and its Subsidiaries are required by law to withhold or collect have been duly withheld or collected and been timely paid over to the proper Governmental Entities to the extent due and payable.

(c)           Naked and its Subsidiaries have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Naked or any of its Subsidiaries, nor have Naked or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. Naked and its Subsidiaries have complied in all material respects with all Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

(d)           To the knowledge of Naked, (A) no audit or other examination of any Tax Return of Naked and its Subsidiaries by any Tax authority is presently in progress, nor (B) has Naked or any Subsidiary been notified of or received any request for such an audit or other examination from the appropriate state, local or foreign taxing authority.

(e)           No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to Naked and its Subsidiaries, and no such agreement or ruling has been applied for and is currently pending.

(f)            No adjustment relating to any Tax Returns filed by Naked or any of its Subsidiaries has been proposed in writing, formally or informally, by any Tax authority to Naked or any of its Subsidiaries or any Representative thereof.

(g)           Naked and its Subsidiaries have no liability for any unpaid Taxes which have not been accrued for or reserved on the financial statements included in Naked SEC Reports filed prior to the date hereof, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Naked in the ordinary course of business.

(h)           There are no Liens on any of Naked’s or its Subsidiaries’ assets that arose in connection with any failure (or alleged failure) to pay any Tax.

(i)            Naked has not taken any action and does not know of any fact, agreement, plan or other circumstance relating to the Merger that is reasonably expected to prevent the Merger from qualifying as a reorganization described in Section 368 of the Code.

(j)            Naked is subject to an exemption from withholding under Section 1445 of the Code and the regulations promulgated thereunder.

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(k)          Since January 31, 2015, Naked has not amended any Tax Returns or entered into any settlement or compromise of any income Tax liability of it.

3.16.       Environmental Matters.

(a)          Except as disclosed in Schedule 3.16(a) hereto and except for such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole: (i) Naked and/or its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently operated or being constructed by Naked or any of its Subsidiaries (including soils, groundwater, surface water, air, buildings or other structures), including properties owned or leased by third parties upon which Naked and/or its Subsidiaries have performed or are performing services or other operations, are not contaminated with, or has had any release off, any Hazardous Substances as a result of the actions or omissions of Naked and its Subsidiaries for which there is liability to Naked and its Subsidiaries under Environmental Laws; (iii) the properties formerly owned, operated or constructed by Naked and/or its Subsidiaries, including properties owned or leased by third parties upon which Naked and/or its Subsidiaries performed services or other operations, were not contaminated with, or had a release of, any Hazardous Substances by Naked and/or its Subsidiaries during the period of ownership, operation or construction by Naked and/or its Subsidiaries or, to the knowledge of Naked, during any prior period for which there is liability to Naked or any of its Subsidiaries under Environmental Laws; (iv) Naked and/or its Subsidiaries are not subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (vi) neither Naked nor its Subsidiaries have received any notice, demand, letter, claim or request for information alleging that Naked and/or its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) Naked and/or its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) to Naked’s knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Naked or its Subsidiaries, any currently or formerly owned or operated property, that could reasonably be expected to result in any material claims, liability or investigations against any of them, result in any material restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Laws.

(b)          Schedule 3.16(b) hereto sets forth all environmental studies and investigations completed within the last five (5) years or in process with respect to Naked and/or its Subsidiaries or their respective properties or assets, including to the knowledge of Naked all phase reports. All such written reports and material documentation relating to any such study or investigation have been provided by Naked to Bendon.

3.17.      Brokers. Except as set forth in Schedule 3.17 hereto, Naked has not incurred, nor will it incur, directly or indirectly, any liability for brokerage fees, investment banking fees, finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as disclosed in Schedule 3.17 hereto (or pursuant to any agreement of Naked or its Representatives), no shares, options, warrants or other securities of Naked or any of its Subsidiaries are payable to any third party by Naked or any of its Subsidiaries as a result of the Merger or the other transactions contemplated hereby.

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3.18.       Intellectual Property.

(a)          Schedule 3.18 hereto contains a description of all material Intellectual Property owned, leased or otherwise used by Naked and its Subsidiaries. Except as set forth in Schedule 3.18 hereto, Naked and its Subsidiaries own no Registered Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

(i)          “Naked Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, Naked or any of its Subsidiaries, including software and software programs developed by or exclusively licensed to Naked or any of its Subsidiaries (specifically excluding any off the shelf or shrink-wrap software).

(ii)         “Naked Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, Naked or any of its Subsidiaries.

(iii)        “Naked Products” means all current versions of products or service offerings of Naked or any of its Subsidiaries.

(b)          To the knowledge of Naked, Naked and its Subsidiaries own or have enforceable rights to use all Intellectual Property required for the conduct of their respective business as presently conducted in all material respects. Except as disclosed in Schedule 3.18 hereto, no Naked Intellectual Property or Naked Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Naked or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Naked Intellectual Property or Naked Product, which in any such case would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

(c)          Except as disclosed in Schedule 3.18 hereto, to the knowledge of Naked, Naked and each of its Subsidiaries owns and has good and exclusive title to each material item of Naked Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business and Permitted Liens); and Naked and its Subsidiaries are the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of Naked and its Subsidiaries as presently conducted, including the sale of any Naked Products or the provision of any services by Naked and its Subsidiaries.

(d)          The operation of the business of Naked and its Subsidiaries as such business currently is conducted, including Naked’s and its Subsidiaries’ use of any product, device or process, to the knowledge of Naked, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction and Naked and its Subsidiaries have not received any written claims or, to the knowledge of Naked, threats from third parties alleging any such infringement, misappropriation or unfair competition or trade practices.

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3.19.       Agreements, Contracts and Commitments.

(a)          Schedule 3.19 hereto sets forth a complete and accurate list of all Material Naked Contracts, specifying the parties thereto, other than the Material Naked Contracts set forth in Naked SEC Reports filed prior to the date hereof. For purposes of this Agreement, (i) the term “Naked Contracts” contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations (including, without limitation, outstanding offers and proposals) of any kind, whether written or oral, to which Naked or any of its Subsidiaries is a party or by or to which any of the properties or assets of Naked or any of its Subsidiaries is bound or becomes bound, subject or affected (including without limitation notes or other instruments payable to Naked or any of its Subsidiaries) and (ii) the term “Material Naked Contracts” shall mean shall mean (x) each Naked Contract (A) that would be required to be filed as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, (B) providing for payments (present or future) to Naked or any of its Subsidiaries in excess of 75,000 in the aggregate or (C) under or in respect of which Naked or any of its Subsidiaries presently have any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of 75,000, (y) each Naked Contract that otherwise is material to the businesses, operations, assets, or financial condition of Naked and its Subsidiaries taken as a whole, and (z) the limitations of subclause (x) and subclause (y) notwithstanding, each of the following Naked Contracts:

(i)          any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from Naked or any of its Subsidiaries and by or to any Insider of Naked or any of its Subsidiaries;

(ii)         any guaranty, direct or indirect, by Naked, one of its Subsidiaries or any Insider of Naked of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii)        any Naked Contract of employment or management (other than at-will arrangements);

(iv)        any Naked Contract (x) that is material and made other than in the ordinary course of business, (y) providing for the grant of any preferential rights to purchase or lease any material asset of Naked or any of its Subsidiaries or (z) providing for any right (exclusive or non-exclusive) to distribute or resell, or otherwise relating to the distribution or resale of, any Naked Product (excluding direct sales to retailers);

(v)         any obligation to register any Naked Common Stock or other equity securities of Naked or any of its Subsidiaries under applicable securities laws;

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(vi)        any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vii)       any collective bargaining agreement with any labor union;

(viii)      any lease or similar arrangement for the use by Naked or any of its Subsidiaries of real property or Personal Property where the annual lease payments are greater than $20,000;

(ix)         any Naked Contract to which any Insider of Naked or any of its Subsidiaries, or any entity controlled by an Insider, is a party;

(x)          any non-competition contract or other contract that (A) limits or purports to limit in any material respect (ii) the type of business in which Naked and its Subsidiaries may engage, (ii) the type of goods or services which Naked or any of its Subsidiaries may manufacture, produce, import, export, offer for sale, sell or distribute or (iii) the manner or locations in which any of them may so engage in any business, (B) would require the disposition of any material assets or line of business of Naked and its Subsidiaries, (C) grants “most favored nation” status or is a “requirements” contract that, following the Merger, would apply to Holdco or any of its subsidiaries; (D) grants to any third Person any material exclusive supply or distribution agreement or other similar material exclusive rights or (E) prohibits or limits the right of Naked or its Subsidiaries to use, transfer, license, distribute or enforce any Naked Intellectual Property, other than limitations on enforcement arising from non-exclusive licenses of Intellectual Property entered into in the ordinary course of business; and

(xi)         any agreement, contract, purchase order or understanding with each of the ten (10) largest suppliers of Naked and its Subsidiaries, in order of dollar volume.

(b)          Each Material Naked Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, the knowledge of Naked, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. True, correct and complete copies of all Material Naked Contracts (or written summaries in the case of oral Material Naked Contracts) have been made available to Naked or Naked’s counsel.

(c)          Except as set forth in Schedule 3.19 hereto, neither Naked, its Subsidiaries nor, to the knowledge of Naked, any other party thereto is in breach of or in default under, and, to the knowledge of Naked no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Naked Contract, and no party to any Material Naked Contract has given any written notice to Naked or any of its Subsidiaries of any claim of any such breach, default or event, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

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3.20.       Insurance. Schedule 3.20 hereto sets forth Naked’s and its Subsidiaries’ Insurance Policies. The insurances provided by such Insurance Policies are in full force and effect and adequate in amount and scope to meet any insurance requirements for Naked’s and its Subsidiaries’ business and operations required to be maintained by them under Naked Contracts; neither Naked nor any of its Subsidiaries is in default under any Insurance Policy; to Naked’s knowledge, all claims under the Insurance Policies have been filed in due and timely fashion; and no written notice of default or termination has been received by Naked or its Subsidiaries in respect of any Insurance Policy.

3.21.       Governmental Actions/Filings.

(a)          Naked and its Subsidiaries have been granted and hold, and have made, all Governmental Actions/Filings (including, without limitation, Governmental Actions/Filings required for emission or discharge of effluents and pollutants into the air and the water) necessary to the conduct by Naked and its Subsidiaries of their business (as presently conducted) or used or held for use by Naked and its Subsidiaries except for any thereof that if not granted, held or made, would not have, individually or in the aggregate, a Material Adverse Effect upon Naked and its Subsidiaries taken as a whole. Each such Governmental Action/Filing is in full force and effect and should be able to be renewed in the ordinary course of Naked’s business and Naked and its Subsidiaries are in substantial compliance with all of their obligations with respect thereto. To the knowledge of Naked, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation by Naked and its Subsidiaries of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect upon Naked and its Subsidiaries taken as a whole. No Governmental Action/Filing is necessary to be obtained, secured or made by any of Naked or any of its Subsidiaries to enable any of them to continue to conduct their business and operations and use their properties after the Closing in a manner that is consistent with current practice except for any of such that, if not obtained, secured or made, would not, either individually or in the aggregate, have a Material Adverse Effect upon Naked and its Subsidiaries taken as a whole.

(b)          Except as set forth in Schedule 3.21(b) hereto, no contractors’ licenses are necessary to be obtained, secured or made by any of Naked or any of its Subsidiaries to enable any of them to continue to conduct their businesses and operations and use their properties after the Closing in a manner which is consistent with current practice. All of the contractors’ licenses listed on Schedule 3.21(b) hereto have been obtained, secured or made and are in full force and effect.

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3.22.       Interested Party Transactions. Except as set forth in Naked SEC Reports filed prior to the date hereof or in Schedule 3.22 hereto, no employee, officer, director, partner, member, manager or equity holder of Naked or any of its Subsidiaries or, with respect to such Persons that are individuals, a member of his or her immediate family (any of the foregoing, a “Naked Related Person”) is indebted to Naked or any of its Subsidiaries, nor has Naked or any of its Subsidiaries committed to make loans or extend or guarantee credit to any Naked Related Person, nor is Naked or any of its Subsidiaries indebted to any Naked Related Person, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Naked or any of its Subsidiaries, and (iii) for other employee benefits made generally available to all employees or similarly situated employees or executives or pursuant to Naked Employee Plans otherwise disclosed in Schedule 3.11(a) hereto. Except as set forth in Schedule 3.22 hereto, to the knowledge of Naked, no Naked Related Person has any material direct or indirect ownership interest in any Person with whom Naked or any of its Subsidiaries is affiliated or with whom Naked or any of its Subsidiaries has a contractual relationship, or in any Person that competes with Naked or any of its Subsidiaries, except that each Naked Related Person may own less than 5% of the outstanding stock in publicly traded companies that may compete with Naked or any of its Subsidiaries. Except as set forth in Schedule 3.22 hereto, to the knowledge of Naked, no Naked Related Person is, directly or indirectly, interested in any Material Naked Contract (other than such contracts as relate to any such Naked Related Person’s ownership interests or other securities of Naked or such Naked Related Person’s employment with Naked or any of its Subsidiaries).

3.23.       Indebtedness. Except as set forth in Naked SEC Reports filed prior to the date of this Agreement, neither Naked nor any of its Subsidiaries has any indebtedness.

3.24.       Listing of Securities. Naked Common Stock is listed on The Nasdaq Stock Market LLC’s (“Nasdaq”) Nasdaq Capital Market. Except as set forth in Naked SEC Reports filed prior to the date of this Agreement, there is no action or proceeding pending or, to the knowledge of Naked, threatened against Naked by Nasdaq with respect to any intention by Nasdaq to prohibit or terminate the listing of Naked Common Stock on the Nasdaq Capital Market.

3.25.       Board Approval. The board of directors of Naked (including any required committee or subgroup thereof) has, as of the date of this Agreement (i) declared the advisability of the Merger and approved this Agreement and the transactions contemplated hereby, and (ii) determined that the Merger is in the best interests of the stockholders of Naked.

3.26.       No Illegal or Improper Transactions. Naked and its Subsidiaries have been and are in compliance with the Anti-Corruption Laws and neither Naked nor any of its Subsidiaries nor any officer, director, manager, member, employee, agent or Affiliate of Naked or any of its Subsidiaries on its behalf has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for Naked or any of its Subsidiaries, (b) facilitating the purchase or sale of any Naked Product, or (c) avoiding the imposition of any fine or penalty, in each case of clauses (a) through (c), in any manner which is in violation of any Legal Requirement, the effect of which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole. To the knowledge of Naked, no employee of Naked or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Legal Requirement described above. Neither Naked nor any of its Subsidiaries nor, to the knowledge of Naked, any officer, employee, contractor, subcontractor or agent of Naked or any of its Subsidiaries has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Naked or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a). Neither, Naked nor its Subsidiaries have intentionally, or to the knowledge of Naked, otherwise violated the Export Control Laws. Neither Naked nor its Subsidiaries has received any written, or to the knowledge of Naked, other communication that alleges that Naked or any of its Subsidiaries is not, or may not be, in compliance with, or has or may have, any liability under the Export Control Laws.

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3.27.         No Other Representations or Warranties. Naked acknowledges that, except for the representations and warranties of Holdco, Bendon and Merger Sub expressly set forth herein, (a) neither Holdco, Bendon nor Merger Sub, nor any of their respective Affiliates or Representatives, has made any representation or warranty to Naked or any of its Representatives, either express or implied, and (b) Holdco, Bendon and Merger Sub expressly disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Naked or its Representatives (including any opinion, information, projection or advice that may have been or may be provided by any Representative of Holdco, Bendon or Merger Sub).

3.28.         No Survival. None of the representations or warranties of Naked contained in this Agreement shall survive the Closing.

ARTICLE IV.
CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1.          Conduct of Business by Holdco, Bendon and Naked. Except as set forth in Schedule 4.1 hereto or as expressly required by this Agreement (including, without limitation, in connection with the Reorganization), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing (the “Interim Period”), each of Holdco, Bendon and the Bendon Group Companies, on the one hand, and Naked and its Subsidiaries, on the other hand, shall, except to the extent that the other set of parties shall otherwise consent in writing, in all material respects carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable best efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings.

4.2.          Conduct of Business by Naked. In addition to the obligations set forth in Section 4.1, except as set forth on Schedule 4.2 hereto or as required or permitted by the terms of this Agreement (including, without limitation, in connection with the Reorganization), without the prior written consent of Bendon, during the Interim Period, Naked shall not, and shall not permit any of its Subsidiaries to do, any of the following:

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(a)          Waive any stock or share or other equity interest repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock or other equity interests, or reprice options granted under any employee, consultant, director or other stock or other equity interest plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)          Grant any severance or termination pay to any officer outside the ordinary course of business except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c)          Transfer or license to any Person or otherwise extend, amend or modify any material rights to any Intellectual Property of such party or its Subsidiaries, or enter into grants to transfer or license to any Person any material future patent rights, other than in the case of any of the foregoing, in the ordinary course of business consistent with past practices, provided that in no event shall such party or its Subsidiaries license out on an exclusive basis or sell any of its or its Subsidiaries’ material Intellectual Property;

(d)          Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or other equity interests or split, combine or reclassify any capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or other equity interests, other than pursuant to any Naked Stock Options, Naked Warrants and Naked Convertible Securities previously issued;

(e)          Other than as set forth on Schedule 3.3(b), purchase, redeem or otherwise acquire, directly or indirectly, any capital stock or other equity interests of such party or its Subsidiaries;

(f)          Other than as set forth on Schedule 3.3(b), issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity interests or any securities convertible into or exchangeable for shares of capital stock or other equity interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity interests or any securities convertible into or exchangeable for shares of capital stock or other equity interests, or enter into other agreements or commitments of any character obligating it to issue any such shares or other equity interests or convertible or exchangeable securities;

(g)          Amend its Charter Documents;

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(h)          Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of such party and its Subsidiaries taken as a whole, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict the ability of such party or its Subsidiaries to compete or to offer or sell any products or services, other than transactions set forth in the Budget that are entered into in the ordinary course of business consistent with past practice. For purposes of this paragraph, “material” includes, but is not limited to, any transaction for which financial statements of the acquired, merged or consolidated entity would be required to be included in the Proxy Statement/Prospectus (as defined in Section 5.1);

(i)          Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory and property, plant and equipment in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party and its Subsidiaries taken as a whole;

(j)          Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of such party or any of its Subsidiaries, enter into any agreement to assume, guarantee, endorse or otherwise become liable or responsible (whether, directly, contingently or otherwise) for the indebtedness of another person, enter into any agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except (i) for indebtedness incurred in the ordinary course of business and consistent with past practice under a Naked’s current borrowing agreements and facilities or any refinancing, substitution or replacement thereof (provided such refinancing, substitution or replacement is on terms no less favorable to Naked then the terms of such current borrowing agreements or facilities), and (ii) as required by existing contracts entered into in the ordinary course, which indebtedness does not exceed $100,000 in the aggregate;

(k)          Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

(l)          Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction of claims, obligations or litigations in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements included in Naked SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements;

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(m)          Waive the benefits of, agree to modify in any manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which such party or any of its Subsidiaries is a party or of which such party or any of its Subsidiaries is a beneficiary;

(n)           Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Naked Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(o)           Change its auditors, change its fiscal year, or, except as required by U.S. GAAP or IFRS, as applicable, as concurred to by Naked’s independent public accountants or as set forth in Schedule 4.1(o) hereto, revalue any of its assets or make any change in its accounting principles, practices or methods;

(p)           Except in the ordinary course of business consistent with past practices, incur or enter into, renew or terminate any agreement, contract or commitment (i) requiring such party to pay in excess of $75,000 in any 12 month period or (ii) with a customer for services in excess of $75,000 in any 12 month period and which is not terminable at will or with thirty (30) calendar days’ or less notice without payment of a premium or penalty;

(q)           Settle any litigation where the consideration given is other than monetary or to which an Insider is a party;

(r)            Make or rescind any Tax elections that, individually or in the aggregate, would reasonably be expected to adversely affect in any material respect the Tax liability or Tax attributes of such party or its Subsidiaries, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Tax Return in a manner inconsistent with past practice;

(s)            Form, establish or acquire any Subsidiary;

(t)            Consent to, approve or authorize the acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to any Plan;

(u)            Except as set forth in the Budget, make capital expenditures in excess of $75,000 in the aggregate;

(v)           Knowingly make or omit to take any action which would reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole;

(w)           Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, members, managers, equity holders or other Affiliates other than the payment of salary and benefits in the ordinary course of business consistent with prior practice; or

(x)            Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.2(a) through (w) above.

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4.3.         Conduct of Bendon and the Bendon Group Companies. Bendon and the Bendon Group Companies shall provide Naked with reasonable notice of, and shall provide reasonable access to information in connection with, any equity or debt financing or acquisition that Bendon or the Bendon Group Companies seek to undertake during the Interim Period. After the effective date of the Registration Statement until the date of the Special Meeting as set forth in the form of Proxy Statement/Prospectus dated as of the effective date, without the prior written consent of Naked, neither Bendon nor the Bendon Group Companies shall commence a material new debt or equity raise or commence discussions with a material new target business for an acquisition, it being understood that Bendon and the Bendon Group Companies shall be permitted to continue pursuing any equity or debt financing or acquisition as to which notice has been given to Naked pursuant to the first sentence of this Section 4.3.

ARTICLE V.
ADDITIONAL AGREEMENTS

5.1.         Registration Statement.

(a)          As soon as is reasonably practicable, but no later than twenty-five (25) days from the date of this Agreement, Holdco shall prepare and file with the Securities and Exchange Commission (“SEC”) under the Securities Act, and with all other applicable regulatory bodies, a registration statement on Form F-4 with respect to the Holdco Ordinary Shares into which the outstanding shares of Naked Common Stock will be converted in connection with the Merger (including any amendments or supplements thereto, the “Registration Statement”), which Registration Statement shall include proxy materials to be used for the purpose of soliciting proxies from holders of Naked Common Stock to vote, at a meeting of holders of Naked Common Stock to be called and held for such purpose (the “Special Meeting”), in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby (the “Naked Stockholder Approval”). Such proxy materials shall be in the form of a proxy statement/prospectus to be used for the purpose of soliciting proxies from holders of Naked Common Stock and also for the purpose of issuing Holdco Ordinary Shares as contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement/Prospectus”). Naked shall file the Proxy Statement/Prospectus with the SEC under Schedule 14A. Naked shall furnish to Holdco and Bendon all information concerning Naked (and its Subsidiaries and stockholders) as Holdco and Bendon may reasonably request in connection with the preparation of the Registration Statement. Naked and its counsel shall be given an opportunity to review and comment on the Registration Statement prior to its filing with the SEC, and Holdco and Bendon shall accept reasonable comments provided by Naked and its counsel. Holdco and Bendon, with the assistance of Naked and its counsel, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable, but in any event no earlier than the date the adjustment to Section 1.5(b) is finally determined or such other date as is mutually agreed by Naked and Bendon. If at any time prior to the effective time of the Registration Statement any information relating to Naked or its Subsidiaries, or Bendon or a Bendon Group Company, or any of their respective affiliates, officers or directors, should be discovered by Naked, Holdco or Bendon that should be set forth in an amendment or supplement to any of the Form F-4 or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of Naked and Bendon. Naked, Holdco and Bendon shall also take, and together with their respective counsel assist the others in taking, any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.

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(b)          As soon as practicable following the declaration of effectiveness of the Registration Statement by the SEC, Naked shall distribute the Proxy Statement/Prospectus to the holders of Naked Common Stock in accordance with Legal Requirements and, pursuant thereto, shall call the Special Meeting in accordance with its Charter Documents and the NRS and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the stockholders of Naked for approval or adoption at the Special Meeting, including, without limitation, the matters described in Section 5.1(a).

(c)          Holdco and Naked shall comply with all applicable provisions of and rules under the Securities Act, the Exchange Act and all applicable provisions of the NRS in the preparation, filing and distribution of the Proxy Statement/Prospectus, the distribution of the Merger Consideration to the stockholders of Naked, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Holdco and Naked shall each ensure that the Proxy Statement/Prospectus does not, as of the date on which the Proxy Statement/Prospectus is filed, as of the effective date of the Registration Statement, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, except with respect to the effective date of the Registration Statement, in light of the circumstances under which they were made, not misleading (provided that Naked, on the one hand, and Holdco, on the other hand, shall not be responsible for the accuracy or completeness of any information relating to the other party or any other information furnished by the other party for inclusion in the Proxy Statement/Prospectus).

(d)          Except as set forth in Section 5.2, Naked, acting through its board of directors, shall include in the Proxy Statement/Prospectus the recommendation of its board of directors that the holders of Naked Common Stock vote in favor of the adoption of this Agreement and the approval of the transactions contemplated thereby (the “Naked Recommendation”) and shall otherwise use commercially reasonable best efforts to obtain Naked Stockholder Approval.

(e)          Bendon and Holdco shall use best efforts to cause the Holdco Ordinary Shares issuable under Article I to be approved for listing on Nasdaq or the New York Stock Exchange (“NYSE”), subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

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5.2.         Changes in Recommendation Permitted in Certain Circumstances. Prior to obtaining the Naked Stockholder Approval, the board of directors of Naked shall be permitted to make a change to the Naked Recommendation (a “Naked Recommendation Change”) solely in the manner and to the extent hereafter expressly set forth in this Section 5.2 in response to a Superior Proposal, only if the board of directors of Naked shall have determined in good faith, after consultation with its outside counsel and financial advisor, that a failure to do so would be inconsistent with the fiduciary duties of the board of directors of Naked under Applicable Law. Naked shall notify Bendon promptly (but in no event later than 24 hours) after it obtains knowledge of the receipt by Naked (or any of its Representatives) of any proposal for a Naked Alternative Transaction, any inquiry that could reasonably be expected to lead to a Naked Alternative Transaction, any request for non-public information relating to Naked or any of its Subsidiaries or for access to the business, properties, assets, books, or records of Naked or any of its Subsidiaries by any third party. In such notice, Naked shall identify the third party making, and details of the material terms and conditions of, any such Naked Alternative Transaction, indication or request. Naked shall keep Bendon fully informed, on a current basis, of the status and material terms of any such proposal for a Naked Alternative Transaction, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. Naked shall provide Bendon with at least 48 hours prior notice of any meeting of the Naked board of directors (or such lesser notice as is provided to the members of the board) at which the Company Board is reasonably expected to consider any Naked Alternative Transaction. Notwithstanding any other provision of this Agreement, at no time shall the board of directors of Naked be permitted to make a Naked Recommendation Change, unless: (i) Naked has given Holdco at least four (4) Business Days’ prior written notice that the board of directors of Naked intends to make a Naked Recommendation Change (a “Naked Recommendation Change Notice”), which notice shall include, the identity of the Person making the Superior Proposal, the material terms thereof and a true and complete copy of the proposed agreement or proposal with respect to such Superior Proposal (including all proposed material transaction documents in connection therewith and material exhibits and schedules, but redacting, if required by any financing source, the amount of any commitment fee and financing fee information), (ii) during the four (4) Business Day period commencing on the date of receipt by Holdco of the Naked Recommendation Change Notice, Naked and its representatives shall negotiate in good faith with Holdco and its representatives, to the extent Holdco desires to negotiate, so that Holdco may propose in writing a binding offer to make such adjustments to the terms and conditions of this Agreement to enable the board of directors of Naked to determine that the Superior Proposal referred to in the Naked Recommendation Change Notice no longer constitutes a Superior Proposal, and (iii) at the end of such four (4) Business Day period, the board of directors of Naked shall have considered in good faith and given effect to the terms of such binding offer and shall have determined in good faith, after consultation with its outside counsel and financial advisor, that the Superior Proposal, referred to in the Naked Recommendation Change Notice, continues to constitute a Superior Proposal (it being hereby acknowledged and agreed that that any proposed amendment or modification to the material terms of any Superior Proposal submitted to Naked by any Person who previously submitted to Naked a Superior Proposal shall require a new written notice to Holdco from Naked and a three (3) Business Day notice and negotiation period shall thereupon commence anew under this Section 5.2). For purposes of clarification and certainty, under no circumstances shall Naked be permitted to terminate this Agreement in respect of a Superior Proposal unless it shall have concurrently complied in all respects with the requirements of this Section 5.2 and Section 7.1(d)(iii).

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(a)            For purposes of this Agreement, the following definitions shall apply:

(i)          “Superior Proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into a Naked Alternative Transaction that (A) did not result from a material breach of Section 5.14, (B) is on terms that the Board of Directors of Naked determines in good faith (after consultation with outside counsel and its financial advisor) to be superior from a financial point of view to Naked’s stockholders than the transactions contemplated by this Agreement, taking into account all relevant factors (including any changes to this Agreement that may be proposed by Holdco in response to such proposal to enter into a Naked Alternative Transaction and the identity of the person making such proposal to enter into a Naked Alternative Transaction), and (C) is reasonably likely to be completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

(ii)         “Naked Alternative Transaction” means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Holdco and its subsidiaries (such person (or group of persons), a “Third Party”), acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the issued and outstanding shares of Naked Common Stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than 50% of the voting power of Naked, whether from Naked or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation, share exchange or similar transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, assets or businesses of Naked or any of its subsidiaries representing more than 50% of the revenues, net income or assets (in each case on a consolidated basis) of Naked and its subsidiaries taken as a whole, (iii) any transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of Naked and any entity surviving any merger or combination including any of them) of Naked or any of its subsidiaries representing more than 50% of the revenues, net income or assets (in each case on a consolidated basis) of Naked and its subsidiaries taken as a whole or (iv) any disposition of assets to a Third Party representing more than 50% of the revenues, net income or assets (in each case on a consolidated basis) of Naked and its subsidiaries, taken as a whole.

5.3.          Directors and Officers of Holdco After the Merger. The parties shall take all necessary action so that the persons listed in Schedule 5.3 hereto are appointed and elected to the positions of officers and directors of Holdco, as the case may be, as set forth therein, to serve in such positions effective immediately after the Closing. If any Person listed in Schedule 5.3 hereto becomes, prior to the Closing, unable to serve, the party (or parties, as applicable) designating such Person (as noted on Schedule 5.3 hereto) shall designate a successor.

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5.4.         HSR Act; Commerce Act. If required pursuant to the HSR Act or Commerce Act, as applicable, as promptly as practicable after the date of this Agreement, Naked and Bendon shall each prepare and file the notification required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the Governmental Entities in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Entities. Naked and Bendon shall (a) promptly inform the other of any communication to or from any Governmental Entity regarding the transactions contemplated by this Agreement, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions and (c) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Filing fees with respect to the notifications required under the HSR Act or Commerce Act shall be equally shared by Bendon and Naked.

5.5.         Other Actions.

(a)           As promptly as practicable after execution of this Agreement and in accordance with the Exchange Act, Naked will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”), which Signing Form 8-K shall be subject to review, comment and approval (which approval shall not be unreasonably withheld, conditioned or delayed) by Bendon and its counsel. Promptly after the execution of this Agreement, Naked and Bendon shall also issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”).

(b)           At least ten (10) days prior to Closing, Holdco and Naked shall prepare, together with Bendon, a draft Form 6-K and draft Form 8-K, respectively, announcing the Closing, together with, or incorporating by reference, the financial statements prepared by Naked and Bendon and their respective accountants, and such other information that may be required to be disclosed with respect to Naked, Bendon, the Merger and the other transactions contemplated hereby in any report or form to be filed with the SEC (“Closing Reports”). Prior to Closing, Naked and Bendon shall prepare a mutually agreeable press release announcing the consummation of the Merger and the other transactions contemplated hereby (“Closing Press Release”). Concurrently with the Closing, Naked shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Holdco and Naked shall file the Closing Reports with the SEC.

(c)           Naked and Bendon shall consult with each other before issuing any press release with respect to the Merger or this Agreement and, unless the other party is in breach of this Agreement, shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law. Naked and Bendon shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party.

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5.6.         Required Information.

(a)           In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Closing Reports, the Closing Press Release, the Registration Statement and the Proxy Statement/Prospectus, or any other statement, filing, notice, release or application made to any Governmental Entity or other third party in connection with the Merger and the other transactions contemplated hereby (each, a “Reviewable Document”) by or on behalf of Naked, Holdco and/or Bendon or their respective Subsidiaries, and for such other reasonable purposes, each party shall, upon request by one of the other parties hereto, promptly furnish such other party with all information concerning itself, its directors, managers, officers, equity holders and Affiliates and other matters (including the directors of Holdco designated by Naked to be elected effective as of the Closing), in each case as may be reasonably necessary or advisable in connection with the Merger and the other transactions contemplated hereby and the preparation of such document. Each party warrants and represents to the other parties that all such information shall be true and correct in all material respects as of the date of filing, issuance or other submission or public disclosure of such document, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (provided that (i) Naked shall not be responsible for the accuracy or completeness of any information relating to Holdco or Bendon or any other information furnished by the other parties for inclusion in any such document, and (ii) Holdco and Bendon shall not be responsible for the accuracy or completeness of any information relating to Naked or any other information furnished by the other parties for inclusion in any such document).

(b)          At a reasonable time prior to the filing, issuance or other submission or public disclosure of a Reviewable Document by Naked, Holdco or Bendon, each party shall be given an opportunity to review and comment upon such Reviewable Document and give its consent to the form thereof, such consent not to be unreasonably withheld, delayed or conditioned, provided that Naked may file, issue or otherwise submit a Reviewable Document without the consent of the other party if it is advised in writing by outside counsel that such Reviewable Document must be filed, issued or submitted in the form objected to by Bendon so that the filing, issuing or submitting party is in compliance with Legal Requirements.

(c)          Each party shall notify the other parties as promptly as reasonably practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, a Reviewable Document that has been filed with the SEC.

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5.7.         Confidentiality; Access to Information.

(a)          Confidentiality. Any confidentiality agreement previously executed by the parties or their Affiliates shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence, and to cause its Representatives to maintain in confidence, any non-public information received from the other parties, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the receiving party or its Representatives prior to receipt from the disclosing party or its Representatives; (ii) information which is or becomes generally known to the public through no fault of such party or its Representative; (iii) information acquired by the receiving party or its Representatives from a third party who was not bound to an obligation of confidentiality; (iv) disclosure required by applicable law, regulation or stock exchange rule; or (v) disclosure consented to in advance by the disclosing party. In the event that any receiving party or its Representatives becomes legally compelled to disclose any non-public information of the disclosing party, such compelled receiving party shall provide the disclosing party with prompt written notice of such requirement so that such disclosing party may seek a protective order or other remedy or waive compliance with this Section 5.7(a), and if such protective order or other remedy is not obtained, or the disclosing party waives compliance with this Section 5.7(a), the compelled receiving party (or its Representative) shall furnish only that portion of such non-public information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable best efforts to obtain assurances that confidential treatment will be accorded such non-public information. In the event this Agreement is terminated as provided in Article VII hereof, each party will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the transactions contemplated hereby.

(b)           Access to Information.

(i)          Bendon and Holdco will afford Naked and their financial advisors, accountants, counsel and other Representatives full access during normal business hours, upon reasonable notice, to all the properties, contracts, commitments, books, records and personnel of Holdco and Bendon and their respective Subsidiaries, during the period prior to the Closing, to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of Holdco and Bendon and their respective Subsidiaries, as reasonably required for the purposes of this Agreement, including the preparation of the Registration Statement; provided, that Naked and its Representatives shall not unreasonably disrupt the business of Holdco and Bendon and their respective Subsidiaries.

(ii)         Naked will afford Bendon and its financial advisors, underwriters, accountants, counsel and other Representatives full access during normal business hours, upon reasonable notice, to the properties, contracts, commitments, books, records and personnel of Naked and its Subsidiaries, during the period prior to the Closing, to obtain all information concerning the business, including properties, results of operations and personnel of Naked and its Subsidiaries, as reasonably required for the purposes of this Agreement, including the preparation of the Registration Statement; provided, that Bendon and its Representatives shall not unreasonably disrupt the respective business of Naked and its Subsidiaries.

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5.8.         Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable best efforts to accomplish the following: (i) taking all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, other than Section 6.3(j), for which Holdco must take all acts necessary to cause this condition to be satisfied, (ii) obtaining all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including, with respect to Bendon, the consents referred to in Schedule 2.5 hereto and, with respect to Naked, the consents referred to in Schedule 3.5 hereto, (iv) providing suitably knowledgeable directors, officers, employees and other Persons to attend and, if requested by Naked, to participate in “road shows” that are to be presented to Naked’s security holders and other individuals or entities interested in acquiring Naked’s securities; (v) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vi) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Naked and its board of directors and Holdco, Bendon and their respective boards of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable best efforts to enable the Merger and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Naked, Holdco, Bendon or their respective Subsidiaries to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, material assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.9.         Tax Treatment. Neither Naked, Holdco, Bendon nor Merger Sub shall take any action prior to or following the Merger that could reasonably be expected to cause the Merger to fail to qualify as a reorganization described in Section 368 of the Code.

5.10.        No Naked Common Stock Transactions. Neither Naked, Holdco, Bendon nor any of their respective Subsidiaries and Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Naked prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Naked, Holdco and Bendon shall use commercially reasonable best efforts to require each of their respective and their respective Subsidiaries’ and Affiliates’ officers, directors, employees, agents, advisors, contractors, associates, clients, customers and other Representatives, to comply with the foregoing requirement.

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5.11.       Disclosure of Certain Matters. During the Interim Period, each party will provide the other parties with prompt written notice of any event, development or condition that (a) in the case of Naked, would cause such party’s representations and warranties to become untrue or misleading in any material respect or, in the case of Holdco, Bendon or Merger Sub, would cause such party’s representations and warranties to become untrue or misleading in any material respect or would constitute a substantial change its business as conducted as of the date hereof, (b) would constitute a material breach of such party’s covenants or agreements contained in this Agreement, (c) would result in a Material Adverse Effect on such party and its Subsidiaries taken as a whole or (d) would require any amendment or supplement to the Proxy Statement/Prospectus. The parties shall have the obligation to supplement or amend Bendon Schedules and Naked Schedules (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered shall be fulfilled (a) promptly upon occurrence or discovery with respect to any material matter and (b) not later than five (5) days prior to the Closing Date for all other matters, or promptly upon occurrence or discovery for any other matter occurring or discovered less than five (5) days prior to the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 6.2(a), 6.3(a), 7.1(c) and 7.1(d)(i), the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or Schedule 4.2 hereto or otherwise expressly contemplated or permitted by this Agreement or that are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

5.12.       Financing; Acquisitions. Notwithstanding anything to the contrary contained herein, Holdco and Bendon shall be permitted to, directly or indirectly, (i) raise additional capital through equity and/or debt financing, including without limitation common equity, preferred equity, warrants, notes, debentures and/or commercial credit, on such terms, including without limitation purchase price, redemption price, exercise price, conversion price, maturity date, dividend rate, interest rate and/or other economic terms, as are determined in good faith by the board of directors of Bendon, and (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or enter into any joint ventures , strategic partnerships or alliances or other similar arrangements. The offer, sale and issuance of any security or the incurrence of any debt, the conversion or exchange of any indebtedness or preferred stock, the exercise of any warrants or similar rights, the incurrence of any Liens, the payment of any dividends or interest, the entry into, delivery or filing of any agreements, instruments or other documents, the terms and conditions of any such agreements, instruments or other documents, including without limitation any restrictions on the business of Bendon contained therein, and the taking of any action pursuant thereto or in connection therewith, in connection with any action specified in clause (i) or (ii) of this Section, shall not be deemed a breach of, nor shall they be deemed to render untrue or incorrect, any representation, warranty or covenant of Holdco, Bendon or Merger Sub contained herein, for any purpose, including without limitation the purposes of Article VI.

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5.13.       Further Actions. All parties shall use their commercially reasonable best efforts to take such actions as are necessary to fulfill their obligations under this Agreement.

5.14.       No Solicitation. During the Interim Period, Naked will not, and will cause its Representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than Holdco, Bendon, Merger Sub, their respective Affiliates and their respective Representatives) concerning any merger, sale of ownership interests and/or assets of Naked, recapitalization or similar transaction (other than as set forth in Section 5.2 or otherwise contemplated by this Agreement or sales of assets in the ordinary course of business), without the prior written consent of Holdco, Bendon and Merger Sub, which consent shall not be unreasonably withheld, delayed or conditioned.

5.15.       Liability Insurance.

(a)          All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of Naked, Holdco or Bendon or their respective Subsidiaries as provided in the Charter Documents of Naked, Holdco or Bendon, as applicable, or in any Contract between such individual and Naked, Bendon or their respective Subsidiaries, as applicable, shall continue in full force and effect in accordance with their terms. After the Effective Date, Holdco shall, and shall cause the Surviving Subsidiary to honor all Naked’s obligations to, exculpate or indemnify, defend and hold harmless (including advancing funds for expenses), to the fullest extent permitted by Applicable Law, the current and former directors and officers of Naked and any employee of Naked who acts as a fiduciary under any benefit plan for acts or omissions by such persons occurring at or before the Effective Time (including acts or omissions relating to this Agreement and the Merger), and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Charter Documents and any individual indemnity agreements or other applicable documents from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such persons arising from, relating to, or otherwise in respect of, such acts or omissions.

(b)          For a period of six (6) years after the Closing Date, Holdco, Bendon and/or Surviving Subsidiary shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Holdco, Bendon and Naked, respectively (or a policy or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insureds), with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c)          If Holdco, Bendon, Surviving Subsidiary and/or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Holdco, Bendon, Surviving Subsidiary and/or such successor or assign assume the obligations set forth in this Section 5.15.

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(d)          The provisions of this Section 5.15 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of Naked, Holdco, Bendon and/or Surviving Subsidiary or their respective Subsidiaries for all periods ending on or before the Closing Date and may not be changed without the consent of the Naked Representative.

5.16.       Insider Loans; Equity Ownership in Subsidiaries. At or prior to Closing, Holdco and Bendon shall cause their respective Insiders to (i) repay to Bendon in full all outstanding indebtedness owed by such Person to Bendon, including the indebtedness and other obligations described on Schedule 5.16 hereto; (ii) cause any guaranty or similar arrangement pursuant to which Holdco or Bendon has guaranteed the payment or performance of any obligations of such Person to a third party to be terminated; and (iii) cease to own any direct or indirect equity interests in any Subsidiary of Holdco or Bendon or in any other Person that utilizes the name “Bendon,” except, in the case of clauses (i) and (ii), for ordinary course advances to employees, officers and directors and advances to shareholders who will not be deemed executive officers or directors of Holdco as of the Closing. Bendon shall use its commercially reasonable best efforts to enable the Insiders to accomplish the foregoing.

5.17.       Holdco Plan. At or prior to the Closing, Holdco shall create an incentive equity plan (the “Holdco Plan”) that reserves an aggregate of no more than 20,000,000 Holdco Ordinary Shares for issuance pursuant thereto. The Holdco Plan shall be adopted and administered in all material respects in accordance with their terms and applicable law, including, but not limited to, ERISA and the Code.

5.18.      Bendon Debt; Reorganization.

(a)          Holdco, Bendon and the holders of all the Bendon Ordinary Shares have entered into an agreement, in substantially the form previously provided to Naked (the “Reorganization Agreement”), pursuant to which Holdco and Bendon shall complete a reorganization (the “Reorganization”) whereby (i) the shareholders of Bendon will exchange all of the outstanding Bendon Ordinary Shares for Holdco Ordinary Shares, and (ii) the redeemable preference share of Holdco outstanding immediately prior to the Reorganization shall be redeemed. Holdco and Bendon shall use their commercially reasonable best efforts to consummate the Reorganization on the terms set forth in the Reorganization Agreement promptly after the satisfaction or waiver of the conditions set forth in Article VI (other than the condition set forth in Section 6.1(d) and conditions that are capable of being satisfied or waived only at the Closing). Holdco and Bendon shall not amend, terminate or otherwise modify the Reorganization Agreement or waive any term or condition thereof, without the prior written consent of Naked, which consent shall not be unreasonably withheld.

(b)          Bendon will use its commercially reasonable best efforts to cause all of its outstanding convertible promissory notes (the “Bendon Convertible Notes”) to be converted into Bendon Ordinary Shares prior to the Closing. To the extent Bendon Convertible Notes are converted at an effective weighted average conversion price of less than $1.04 per Holdco Ordinary Share, at the retirement in full of all such notes, the Principal Shareholder shall surrender a number of Holdco Ordinary Shares to Holdco equal to the excess of (i) the number of shares actually issued to the holders of Convertible Notes that were converted, over (ii) the number of shares that would have been issued to such holders at an effective conversion price of $1.04 per Holdco Ordinary Share.

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(c)          As of the date of this Agreement, Bendon has an aggregate of $6,100,000 outstanding under an on-demand subordinated loan (the “Bendon Loan” and together with Bendon Convertible Notes, the “Bendon Debt”). Bendon will use its commercially reasonable best efforts to cause the Bendon Loan to be amended and restated, prior to the Closing, such that it matures on December 19, 2018 and bear interest at a rate of 15% per annum, which interest shall compound annually and be payable in cash at maturity.

5.19.       Naked Budget. Naked and Bendon hereby agree to the budget previously delivered to Bendon by Naked and set forth in Schedule 5.19 (the “Budget”), which itemizes proposed operational expenditures of Naked through the Closing Date. A committee of the board of directors of Naked consisting of the individuals set forth in Schedule 5.19 hereto (the “Budget Committee”) shall oversee the Budget. Naked shall provide a report of Naked’s expenditures against the Budget on a regular basis, and no less frequently than monthly, to the Budget Committee, which shall convene a meeting promptly after the delivery of any such report in order to review such report. Naked will provide the Budget Committee access to all of its financial information used in the preparation of such report and will reasonably cooperate with any request for further information by the Budget Committee. Naked will not incur any expenditures that in the aggregate exceed any line item in the Budget by more than 10%, without the prior written approval of the Budget Committee, which approval must be unanimous.

5.20.       Lock-Up Agreements. Each holder of Naked Common Stock listed on Schedule 5.20 shall agree to be subject to certain transfer restrictions in accordance with the terms of a Lock-Up Agreement (the “Lock-Up Agreement”) in the form attached hereto as Exhibit A.

5.21.       Support Agreements. Naked shall use commercially reasonable efforts to have the directors and executive officers listed on Schedule 5.21 execute agreements in the form attached hereto as Exhibit B, pursuant to which such individuals will agree to vote in favor of the approval of the Agreement, the Merger and the other transactions contemplated hereby; provided, however, that in the event of a Naked Recommendation Change, such individuals shall not be obligated to vote in favor of the approval of the Agreement.

5.22.       Stock Exchange Listing. Prior to the Closing, Holdco shall use its best efforts to cause the Holdco Ordinary Shares to be issued in the Merger to be approved for listing on Nasdaq or the NYSE, subject to official notice of issuance and Naked shall use its best efforts to cooperate in all respects with the application to such exchange and provide all necessary support and information in its possession or the possession of its officers, directors, employees or Affiliates necessary in connection with obtaining the approval of such exchange.

ARTICLE VI.
CONDITIONS TO THE TRANSACTION

6.1.        Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

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(a)          HSR Act; Commerce Act; No Order. All specified waiting periods under the HSR Act and Commerce Act, as applicable, shall have expired and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger, the Reorganization or the other transactions contemplated hereby illegal or otherwise prohibiting consummation of the Merger, the Reorganization or the other transactions contemplated hereby, substantially on the terms contemplated by this Agreement.

(b)          Naked Stockholder Approval. Naked Stockholder Approval shall have been obtained by the requisite vote under the laws of the State of Nevada and Naked Charter Documents.

(c)          Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC. All necessary permits and authorizations under state securities or Blue Sky laws, the Securities Act and the Exchange Act relating to the issuance and trading of the Holdco Ordinary Shares to be issued hereunder shall have been obtained and shall be in effect.

(d)          Reorganization. The Reorganization shall have been completed as described herein.

(e)          Listing. Holdco Ordinary Shares shall have been approved for listing on Nasdaq or the NYSE at or before the Closing.

6.2.         Additional Conditions to Obligations of Holdco, Bendon and Merger Sub. The obligations of Holdco, Bendon and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Bendon:

(a)          Representations and Warranties. Each representation and warranty of Naked contained in this Agreement that is (i) qualified as to materiality shall be true and correct, subject to the provisions of the last sentence of Section 5.11, on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall be true and correct, subject to the provisions of the last sentence of Section 5.11, in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date.

(b)          Agreements and Covenants. Naked shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Naked, in any case in any material respect) does not, or will not, constitute a Material Adverse Effect with respect to Naked and its Subsidiaries taken as a whole.

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(c)          Consents. Naked shall have obtained all consents, waivers and approvals required to be obtained by Naked in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Naked and its Subsidiaries taken as a whole.

(d)          Officer’s Certificate. Naked shall have delivered to Bendon a certificate from Naked, dated the Closing Date, signed by an authorized officer of Naked certifying as to the matters set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) (the “Naked Closing Certificate”).

(e)          Other Deliveries. At or prior to Closing, Naked shall have delivered to Bendon (i) copies of resolutions and actions taken by the respective board of directors and stockholders of Naked in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Bendon and its counsel in order to consummate the transactions contemplated hereunder.

(f)          Lock-Up Agreements. The Lock-Up Agreements shall have been executed and delivered by each holder of Naked Common Stock listed on Schedule 5.20 and shall be in full force and effect.

(g)          No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably expected to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect materially and adversely or otherwise encumber in any material respect the title of the Holdco Ordinary Shares to be issued to the shareholders of Bendon in connection with the transactions contemplated hereby, or (iv) affect materially and adversely the right of Naked to own, operate or control the assets and operations of Surviving Subsidiary following the Merger, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(h)          SEC Compliance. Immediately prior to Closing, Naked shall be in compliance with the reporting requirements under the Exchange Act.

(i)          Section 1445 Certification. Bendon shall provide a certificate that it is not subject to withholding under Section 1445 of the Code.

6.3.         Additional Conditions to the Obligations of Naked. The obligations of Naked to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Naked:

(a)          Representations and Warranties. Each representation and warranty of Holdco, Bendon and Merger Sub contained in this Agreement that is (i) qualified as to materiality shall be true and correct, subject to the provisions of the last sentence of Section 5.11, on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall be true and correct, subject to the provisions of the last sentence of Section 5.11, in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date.

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(b)          Agreements and Covenants. Holdco, Bendon and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Holdco, Bendon or Merger Sub, in any case in any material respect) does not, or will not, constitute a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

(c)          Consents. Holdco, Bendon and Merger Sub shall have obtained all consents, waivers, permits and approvals required to be obtained by Bendon in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bendon and the Bendon Group Companies taken as a whole.

(d)          Officer’s Certificate. Bendon shall have delivered to Naked a certificate from Holdco, Bendon and Merger Sub, dated the Closing Date, signed by an authorized officer of each of Holdco, Bendon and Merger Sub certifying as to the matters set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) (the “Bendon Closing Certificate”).

(e)          Other Deliveries. At or prior to Closing, Holdco, Bendon and Merger Sub shall have delivered to Naked: (i) copies of resolutions and actions taken by Holdco’s, Bendon’s and Merger Sub’s respective board of directors and shareholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Naked and its counsel in order to consummate the transactions contemplated hereunder.

(f)          No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably expected to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect materially and adversely or otherwise encumber in any material respect the title of the Holdco Ordinary Shares to be issued to the stockholders of Naked in connection with the Merger, or (iv) affect materially and adversely the right of Naked to own, operate or control the assets and operations of Surviving Subsidiary following the Merger, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(g)          Insider Loans; Equity Ownership in Subsidiaries. (i) All outstanding indebtedness owed by Insiders to Bendon shall have been repaid in full, including the indebtedness and other obligations described on Schedule 5.16 hereto; (ii) all outstanding guaranties and similar arrangements pursuant to which Bendon has guaranteed the payment or performance of any obligations of any Insider to a third party shall have been terminated; and (iii) no Insider shall own any direct or indirect equity interests in any Subsidiary of Holdco or Bendon or in any other Person that utilizes in its name “Bendon,” except, in the case of clauses (i) and (ii), for ordinary course advances to employees, officers and directors and advances to shareholders who will not be executive officers or directors of Holdco as of the Closing.

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(h)          Substantial Business Change. Bendon shall not have substantially changed its business as conducted as of the date hereof.

(i)            Refinancing. Holdco and Bendon shall have completed the refinancing of certain indebtedness of Bendon as described in Sections 5.18(b) and (c).

(j)            Section 1445 Certification. Bendon shall provide a certificate that it is not subject to withholding under Section 1445 of the Code.

(k)            SEC Compliance. Immediately prior to Closing, Holdco shall be in compliance with the reporting requirements under the Exchange Act.

ARTICLE VII.
TERMINATION

7.1.         Termination. This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written agreement of Naked and Bendon at any time, if the board of directors of each so determines by the vote of a majority of the members of its entire board (which in the case of Naked, shall exclude the directors appointed to the Naked board by Bendon);

(b)           by either Naked or Bendon, if

(i)           the Merger shall not have been consummated by October 30, 2017 (the “Outside Date”) for any reason; provided, however, that neither party shall have the right to terminate this Agreement under this Section 7.1(b)(i) if the primary reason that the Merger has not been consummated is either (A) the continued review of the Registration Statement, the transactions contemplated hereby or any of the parties hereto by regulatory bodies, including, but not limited to, the SEC, or (B) the failure of the Holdco Ordinary Shares to be approved for listing on Nasdaq or the NYSE, in which case the Outside Date shall be fifteen (15) days after the later of (x) completion of the Special Meeting (including any adjournments or postponements thereof) and (y) the approval of all regulatory bodies and Nasdaq or the NYSE; provided, further, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date;

(ii)         a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, the Reorganization or any of the other transactions contemplated hereby, which order, decree, ruling or other action is final and nonappealable; or

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(iii)        Naked Stockholder Approval is not obtained by the Outside Date;

(c)           by Bendon, upon a material breach of any representation, warranty, covenant or agreement on the part of Naked set forth in this Agreement, or if any representation or warranty of Naked shall have become untrue, in either case such that the conditions set forth in Sections 6.2(a) or 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Naked is curable by Naked prior to the Outside Date, then Bendon may not terminate this Agreement under this Section 7.1(c) prior to the earlier of (i) thirty (30) days after delivery of written notice from Bendon to Naked of such breach or (ii) the Outside Date, provided that Naked continues to exercise commercially reasonable best efforts to cure such breach (it being understood that Bendon may not terminate this Agreement pursuant to this Section 7.1(c) if it shall have materially breached this Agreement or if such breach by Naked is cured during such period); or

(d)           by Naked,

(i)          upon a material breach of any representation, warranty, covenant or agreement on the part of Holdco, Bendon or Merger Sub set forth in this Agreement, or if any representation or warranty of Holdco, Bendon or Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 6.3(a) or 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by Holdco, Bendon or Merger Sub prior to the Outside Date, then Naked may not terminate this Agreement under this Section 7.1(d)(i) prior to the earlier of (i) thirty (30) days after delivery of written notice from Naked to Holdco, Bendon or Merger Sub of such breach or (ii) the Outside Date, provided that Holdco, Bendon or Merger Sub continues to exercise commercially reasonable best efforts to cure such breach (it being understood that Naked may not terminate this Agreement pursuant to this Section 7.1(d)(i) if it shall have materially breached this Agreement or if such breach by Holdco, Bendon or Merger Sub is cured during such period);

(ii)         if Bendon shall substantially change its business as conducted as of the date hereof; or

(iii)        before receipt of the Naked Stockholder Approval, if (i) a Superior Proposal has been made and received by the Company not in breach of Section 5.14, (ii) Naked has complied with the provisions of Section 5.2 applicable to a Superior Proposal, (iii) the Company is and has been in compliance with the other provisions of Section 5.2 (other than such non-willful breach and non-compliance that does not prejudice Holdco’s substantive rights and benefits under Section 5.2), (iv)  Naked concurrently issues (or causes to be issued) to Holdco the shares of Naked Common Stock due under Section 7.3, and (v) the board of directors of Naked concurrently approves, and Naked concurrently enters into, a definitive agreement providing for such Superior Proposal. Acceptance by Holdco of the fee due under Section 7.3 shall constitute acceptance by Holdco and Bendon of the validity of any termination by Naked of this Agreement under this Section 7.1, subject to the obligations to pay Holdco any fees as set forth in Section 7.3.

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7.2.         Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (subject to any cure period specified by the applicable provision of Section 7.1). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect and the Merger, the Reorganization and the other transactions contemplated hereby shall be abandoned, except for and subject to the following: (i) Sections 5.7(a), 7.2 and 7.3 and Article IX (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful, knowing, intentional or material breach of this Agreement prior to termination.

7.3.         Fees and Expenses.

(a)          All fees and expenses incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses whether or not the Merger, the Reorganization and the other transactions contemplated hereby are consummated.

(b)          If (i) (A) Naked terminates this Agreement pursuant to Section 7.1(d)(iii), (B) the Merger shall not have been consummated by October 30, 2017, primarily as a result of actions or omissions by Naked, or (C) the Naked Common Stock shall be delisted from Nasdaq prior to the Closing Date, then Naked shall issue to Bendon (for immediate distribution to the shareholders of Bendon) 2,500,000 shares of Naked Common Stock (not subject to a registration statement), adjusted for any stock splits, stock combinations, stock dividends or similar transactions affecting Naked Common Stock as a whole, on the date of termination with respect to clause (A) or within five (5) Business Days of the applicable date with respect to clauses (B) and (C), or (ii) Naked and its management have complied with their obligations and the Naked Stockholder Approval is not obtained, Naked shall issue to Bendon (for immediate distribution to the shareholders of Bendon) 1,250,000 shares of Naked Common Stock (not subject to a registration statement), as adjusted for any stock splits, stock combinations, stock dividends or similar transactions affecting Naked Common Stock as a whole, within five (5) Business Days of the completion of the Special Meeting. The parties acknowledge that the damages to Bendon are uncertain in the event the conditions to the issuance of the shares of Naked Common Stock pursuant to this Section are satisfied, and agree that the issuance of the such shares in such a circumstance is reasonable. Notwithstanding anything to the contrary herein, in the event that Naked shall issue shares pursuant to this Section 7.3(b), Bendon shall be not entitled to recovery under both subsection 7.3(b)(i) and (b)(ii).

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ARTICLE VIII.
DEFINED TERMS

8.1.          Defined Terms. Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, subsection in which definition of each such term is located:

Accounting Firm	Section 1.5(b)(ii)
Agreement	Header
Anti-Corruption Laws	Section 2.25
Applicable Law	Section 1.3
Approvals	Section 2.6(b)
Articles of Merger	Section 1.2
Audited Financial Statements	Section 2.7(a)
Bendon	Header
Bendon Closing Certificate	Section 6.3(d)
Bendon Closing Net Debt	Section 1.5(b)(i)
Bendon Contracts	Section 2.19(a)
Bendon Convertible Notes	Section 5.18(b)
Bendon Debt	Section 5.18(c)
Bendon Group Company	Article II
Bendon Loan	Section 5.18(c)
Bendon Net Debt Statement	Section 1.5(b)(i)
Bendon Ordinary Shares	Recital B
Bendon Related Person	Section 2.22
Bendon Schedule	Article II
Bendon Target Share Number	Section 1.5(c)(iii)
Budget Committee	Section 5.19
Budget	Section 5.19
Charter Documents	Section 2.1(a)
Closing	Section 1.2
Closing Date	Section 1.2
Closing Press Release	Section 5.5(b)
Closing Reports	Section 5.5(b)
Closing Statements	Section 1.5(b)(i)
Commerce Act	Section 2.5(b)
Converted Naked Derivative Security	Section 1.5(c)(i)
Copyrights	Section 2.18(a)(i)
Disclosure Schedule	Article III
Disclosure Schedule	Section 5.11
Disputing Party	Section 1.5(b)(ii)
Effective Time	Section 1.2
Environmental Law	Section 2.16(b)
ERISA	Section 2.11(c)
Exchange Agent	Section 1.6(a)
Exchange Fund	Section 1.6(a)
Export Control Laws	Section 2.25

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Governmental Action/Filing	Section 2.21(c)
Hazardous Substance	Section 2.16(c)
Holdco	Header
Holdco Ordinary Shares	Recital B
Holdco Plan	Section 5.17
HSR Act	Section 2.5(b)
IFRS	Section 1.5(b)(i)
Independent Parties	Section 1.5(b)(ii)
Insider	Section 2.19(a)(i)
Insurance Policies	Section 2.20
Intellectual Property	Section 2.18(a)(i)
Interim Period	Section 4.1
Item of Dispute	Section 1.5(b)(ii)
Lock-Up Agreement	Section 5.20
Material Bendon Contracts	Section 2.19(a)
Material Naked Contracts	Section 3.19(a)
Merger	Section 1.1
Merger Consideration	Section 1.5(a)
Merger Sub	Header
Naked	Header
Naked Alternative Transaction	Section 5.2(b)(ii)
Naked Book-Entry Shares	Section 1.6(b)
Naked Capital Stock	Section 3.3(a)
Naked Certificates	Section 1.6(b)
Naked Closing Certificate	Section 6.2(d)
Naked Closing Net Assets	Section 1.5(b)(i)
Naked Common Stock	Section 1.5(a)
Naked Contracts	Section 3.19(a)
Naked Convertible Securities	Section 3.3(b)
Naked Derivative Security	Section 1.5(c)(i)
Naked Employee Plan(s)	Section 3.11(a)
Naked Intellectual Property	Section 3.18(a)(i)
Naked Net Assets Statement	Section 1.5(b)(i)
Naked Preferred Stock	Section 3.3(a)
Naked Products	Section 3.18(a)(iii)
Naked Recommendation Change	Section 5.2
Naked Recommendation Notice	Section 5.2
Naked Registered Intellectual Property	Section 3.18(a)(ii)
Naked Schedules	Article III
Naked SEC Reports	Section 3.7(a)
Naked Stock Option	Section 3.3(b)
Naked Stockholder Approval	Section 5.1(a)
Naked Warrants	Section 3.3(b)
Naked-Related Person	Section 3.22
Nasdaq	Section 3.24
Net Asset Excess Amount	Section 1.5(b)(iii)

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Net Asset Shortfall Amount	Section 1.5(b)(iii)
Net Debt Excess Amount	Section 1.5(b)(iv)
Net Debt Shortfall Amount	Section 1.5(b)(iv)
NRS	Recital A
NYSE	Section 5.1(e)
OFAC	Section 2.25
Outside Date	Section 7.1(b)(i)
Patents	Section 2.18(a)(i)
Per Share Stock Consideration	Section 1.5(a)
Personal Property	Section 2.14(b)
Plan(s)	Section 2.11(a)
Preparing Party	Section 1.5(b)(ii)
Principal Shareholder	Header
Proxy Statement/Prospectus	Section 5.1(a)
Registration Statement	Section 5.1(a)
Reorganization	Section 5.18(a)
Reorganization Agreement	Section 5.18(a)
Reviewable Document	Section 5.6(a)
SEC	Section 5.1(a)
Signing Form 8-K	Section 5.5(a)
Signing Press Release	Section 5.5(a)
Special Meeting	Section 5.1(a)
Superior Proposal	Section 5.2(a)(i)
Support Agreement	Recital E
Surviving Subsidiary	Section 1.1
Tax Return	Section 2.15(a)
Taxable	Section 2.15(a)
Taxes	Section 2.15(a)
Third Party	Section 5.2(b)(ii)
Trademarks	Section 2.18(a)(i)
U.S. GAAP	Section 1.5(b)(i)
Unaudited Financial Statements	Section 2.7(b)

8.2.         Additional Terms. For purposes of this Agreement:

(a)          the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(b)          the term “Business Day” means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York generally are closed for business;

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(c)          the term “Fully Diluted Naked Shares Outstanding” means the sum of (A) the aggregate number of shares of Naked Common Stock outstanding immediately prior to the Effective Time, and (B) the aggregate number of shares of Naked Common Stock issuable upon exercise, conversion or exchange of the Naked Derivative Securities immediately prior to the Effective Time;

(d)          the term “knowledge” means actual knowledge or awareness as to a specified fact or event and, with respect to any entity, the actual knowledge of any of its directors or managers, principal executive officers, principal financial officers or any other officer who would be deemed an “executive officer” as defined under the Securities Act and the rules and regulations promulgated thereunder;

(e)          the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

(f)          the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against grantor of the Lien or any Affiliate of the grantor of the Lien, or any agreement to give any security interest);

(g)          the term “Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that (x) is materially adverse to the business, assets (including intangible assets), revenues, financial condition, or results of operations of such Person, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (ii) (A) changes in general national or regional political, economic or industry-wide conditions, (B) changes or developments in the United States securities markets, or (C) natural disasters, acts of war, terrorism or sabotage, military actions or the escalation thereof (except, in the case of this clause (ii), to the extent the Person suffering such event is affected in a materially disproportionate manner relative to other companies in the principal industry in which such Person conducts business), (iii) changes in U.S. GAAP, IFRS or other applicable accounting rules or applicable Legal Requirements (including the accounting rules and regulations of the SEC), or, in any such case, changes in the interpretation thereof, (iv) any action required by this Agreement or taken at the written request of the other party, (v) any change in market price or trading volume of Naked Common Stock (provided that, in the case of clause (v), the applicability of the exception does not rule out the existence of a Material Adverse Effect arising from the same cause of a market price change); or (y) is materially adverse to the ability of such Person to consummate the transactions contemplated by this Agreement and the other Transaction Documents, including any such change, event, violation, inaccuracy, circumstance or effect that prevents, materially delays or materially impairs such Person’s ability to consummate such transactions;

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(h)          the term “Net Assets” means, with respect to Naked, the combined consolidated cash and cash equivalents, including all short-term money market instruments and treasury bills and similar instruments, as well as accounts receivable (current, i.e. within 90 days), inventory, prepaid expenses and deposits less such party’s combined consolidated indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents, all accounts payable and accrued liabilities, deferred compensation and lines of credit and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts) of such party;

(i)          the term “Net Asset Amount” means $5,400,000; provided, however, that any increase or decrease, at any time prior to the Closing, in the total expenditures provided for in the Budget shall cause a dollar-for-dollar decrease or increase, respectively, in the Net Asset Amount;

(j)          the term “Net Debt” means, with respect to Bendon, the combined consolidated indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents, all accounts payable and accrued liabilities, deferred compensation and lines of credit and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts) of such party, less such party’s combined consolidated cash and cash equivalents, including all short-term money market instruments and treasury bills and similar instruments, as well as accounts receivable (current, i.e. within 90 days), inventory, prepaid expenses and deposits;

(k)          the term “Net Debt Amount” means $2,100,000;

(l)          the term “Permitted Lien” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings; (ii) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s and other Liens arising by operation of any applicable Legal Requirements; (iii) Liens or security interests that arise or are incurred in the ordinary course of business relating to obligations not yet due or secure a liquidated amount that are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with U.S. GAAP or IFRS, as applicable, have been established; (iv) pledges or deposits to secure obligations under workers’ compensation or similar laws or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) easements, encroachments, declarations, covenants, conditions, reservations, limitations and rights of way (unrecorded and of record) and other similar restrictions or encumbrances of record, zoning, building and other similar ordinances, regulations, variances and restrictions, and all defects or irregularities in title, including any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection; (vii) all Liens created or incurred by any owner, landlord, sublandlord or other Person in title; (viii) any other Liens which do not materially interfere with a party’s use and enjoyment of tangible property or materially detract from or diminish the value thereof; and (ix) in relation to Bendon, all Liens granted by it in favor of Bank of New Zealand and EJ Group Limited that exist as of the date of this Agreement;

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(m)          the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(n)          the term “Representative” means, as applied to any Person, such Person’s Affiliates and its and their respective managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants); and

(o)          the term “Subsidiary” means, as applied to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof; for purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. Unless the context otherwise requires, any reference to a Subsidiary in this Agreement will mean a Subsidiary of Bendon; and

(p)          the term “Transaction Documents” means this Agreement, the Support Agreements, the Lock-Up Agreements and any other contract, instrument, certificate or document which is or is to be entered into, executed or delivered at the Closing or otherwise pursuant to this Agreement or in connection with the transactions contemplated hereby.

ARTICLE IX.
GENERAL PROVISIONS

9.1.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial courier service, or sent via email or telecopy (with affirmative confirmation of receipt) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Naked, to:	Naked Brand Group Inc.
10th Floor – 95 Madison Avenue
New York, New York 10016
Attention: Carole Hochman, Chief Executive Officer
Telephone:
Facsimile:
E-mail:

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with a copy to:	Duane Morris LLP
1540 Broadway
New York, NY 10036-4086
Attention: Nanette C. Heide, Esq.
Telephone: (212) 692-1003
Facsimile: (212) 202-5334
Email: nheide@duanemorris.com

if to Holdco, Bendon or
Merger Sub, to:	Bendon Limited
8 Airpark Drive, Airport Oaks
Auckland 2022, New Zealand
Attention: Justin Davis-Rice, Chairman
Telephone: +64 9 275 0000
Facsimile: +64 9 257 1600
E-mail: justin.davis@bendon.com

with a copy to:	Graubard Miller
The Chrysler Builder
405 Lexington Avenue, 11th Floor
New York, NY 10174
Attention: David Miller, Esq. / Jeffrey Gallant, Esq.
Telephone: (212) 818-8800
Facsimile: (212) 818-8801
Email: dmiller@graubard.com / jgallant@graubard.com

and:	Russell McVeagh
Vero Centre
48 Shortland Street
PO Box 8
Auckland 1140
New Zealand
Attention:
Telephone: +64 9 367 8000
Facsimile: +64 9 367 8163
Email: john.powell@russellmcveagh.com

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9.2.          Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement unless the context requires otherwise. Unless otherwise indicated, (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”, (ii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (iii) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (iv) the term “or” means “and/or”; and (v) reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any accounting term used and not otherwise defined in this Agreement or any other Transaction Document has the meaning assigned to such term in accordance with U.S. GAAP with respect to Naked and IFRS with respect to Bendon. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. With respect to any contract, document, certificate or instrument that is represented and warranted to by Bendon to be given, delivered, provided or made available by Bendon, such contract, document, certificate or instrument will be deemed to have been given, delivered, provided and made available to Naked or its Representatives if such contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of Bendon for the benefit of Naked and its Representatives, and Naked or its Representatives have been given access to the electronic folders containing such information.

9.3.          Counterparts; Facsimile Signatures. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by email or facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

9.4.          Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that each of the letter of intent between Naked and Bendon dated December 19, 2016, as amended, and the confidentiality agreement between Naked and Bendon dated October 1, 2016 is hereby terminated in its entirety and shall be of no further force and effect (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the transactions contemplated hereby); and (b) are not intended to confer upon any other Person any rights or remedies hereunder (except as specifically provided in this Agreement).

9.5.          Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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9.6.          Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except as otherwise provided herein, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other remedy to which they are entitled at law or in equity.

9.7.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

9.8.          Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.9.          Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties and any attempted or purported transfer without such consent shall be null and void ab initio. Subject to the first sentence of this Section 9.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.10.         Amendment. This Agreement may be amended by the parties hereto at any time prior to the Closing Date by execution of an instrument in writing signed on behalf of each of the parties. After the Closing Date, this Agreement may be amended only with the consent of the Naked Representative.

9.11.         Extension; Waiver. At any time prior to the Closing, any party hereto on behalf of itself may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. No waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

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9.12.         CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK OF THE STATE OF NEW YORK (OR IN ANY COURT IN WHICH APPEAL FROM SUCH COURTS MAY BE TAKEN), IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 9.12 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF NEW YORK OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 9.1. Such service of process shall have the same effect as if the party being served were a resident of the State of New York and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to service process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

9.13.         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

9.14.         Attorneys’ Fees. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, each party shall bear their respective attorneys’ fees, costs, and disbursements, except as otherwise may be determined by any court hearing the action or proceeding.

9.15.         Currency. All references to currency amounts in this Agreement shall mean United States dollars.

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9.16.         Disclosure Schedules. The Disclosure Schedules are a material part of this Agreement as if fully set forth in this Agreement and are intended only to qualify and limit the representations, warranties and covenants contained in this Agreement, and will not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants. Each party hereby acknowledges and agrees that: (i) disclosures made for the purpose of any Schedule of the Disclosure Schedules will be deemed made for the purpose of all Schedules so long as cross-references are made or the applicability to the other section(s) is reasonably apparent on the face of such disclosure; (ii) headings in the Disclosure Schedules have been inserted for reference only and will not be deemed to modify or influence the interpretation of the information contained in the Disclosure Schedules or this Agreement; (iii) no reference to or disclosure of any item or other matter in the Disclosure Schedules will be construed as an admission or indication that such item or other matter is material or outside of the ordinary course of business or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule or otherwise imply that any such item or matter creates a measure for materiality for the purposes of this Agreement; (iv) no disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Legal Requirements shall be construed as an admission or indication that any such breach or violations exists or has actually occurred; (v) the inclusion of any matter, information or item in the Disclosure Schedules will not be deemed to constitute an admission of any liability to any third party; and (vi) summaries of or references to any written document in the Disclosure Schedules do not purport to be complete and are qualified in their entirety by the written documents themselves.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

NAKED BRAND GROUP INC.

By:	/s/ Carole Hochman
Name: Carole Hochman
Title: Chief Executive Officer

BENDON LIMITED

By:	/s/ Justin Davis-Rice
Name: Justin Davis-Rice
Title: Chairman

BENDON GROUP HOLDINGS LIMITED

By:	/s/ Justin Davis-Rice
Name: Justin Davis-Rice
Title: Director

NAKED MERGER SUB INC.

By:	/s/ Justin Davis-Rice
Name: Justin Davis-Rice
Title: Chief Executive Officer

Solely with respect to Sections 2.28 and 5.18(b):

BENDON INVESTMENTS LIMITED

By:	/s/ Justin Davis-Rice
Name: Justin Davis-Rice
Title: Director

[Naked, Merger Sub and Bendon Signature Page to Agreement and Plan of Reorganization]

EXHIBIT A

LOCK-UP AGREEMENT

__________, 2017

Bendon Group Holdings Limited

8 Airpark Drive, Airport Oaks

Auckland 2022, New Zealand

Attention: Justin Davis-Rice, Chairman

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of [●], 2017, by and among Naked Brand Group Inc. (“Naked”), Bendon Limited (“Bendon”), Bendon Group Holdings Limited (“Holdco”), Naked Merger Sub Inc., a wholly owned subsidiary of Holdco, and, solely for the purposes of Sections 2.28 and 5.18(b) thereof, Bendon Investments Ltd., the owner of a majority of the outstanding shares of Bendon. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

In order to induce the parties to consummate the transactions contemplated by the Merger Agreement, the undersigned agrees not to, either directly or indirectly, during the Restricted Period (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any Restricted Securities (as hereinafter defined),

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise, or

(3)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Restricted Securities (it being understood that the foregoing shall not prohibit the undersigned from making any such disclosure to the undersigned’s existing or potential shareholders, members, partners, Affiliates (as defined in the Merger Agreement), general partners, directors, officers, employees or partners, and their respective shareholders, members, partners, Affiliates, general partners, directors, officers, employees or partners, in each case on a confidential basis).

The foregoing restrictions shall not apply to any Transfer of any or all of the Restricted Securities, either during the undersigned’s lifetime or on the undersigned’s death (in the event the undersigned is an individual rather than an entity), (i) in a transaction that does not involve a public offering (as such term is used in the Federal securities laws of the United States) and is not made through a securities exchange or an over-the-counter securities market, (ii) by gift, will or intestate succession, or by judicial decree, to the undersigned’s beneficiaries or family members (as hereinafter defined), as applicable, or to trusts, corporations, partnerships, limited liability companies, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s family members, (iii) to a charitable organization, (iv) if the undersigned is a trust, to a trustor or beneficiary of the trust, (v) in the event the undersigned is an entity rather than an individual, to the shareholders, members, Affiliates, directors, officers, employees or partners of such entity or any Affiliate of the foregoing, or (vi) to or by a nominee or custodian of a Person (as defined in the Merger Agreement) or entity to whom a Transfer would be permitted under this Lock-Up Agreement; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement. Furthermore, the restrictions set forth in this Lock-Up Agreement shall not apply to any Transfer of any or all of the Restricted Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction, or pursuant to any order or settlement agreement approved by any court of competent jurisdiction.

Furthermore, nothing in this Lock-Up Agreement shall prevent the establishment by the undersigned of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended; provided that it shall be a condition to the establishment of any such Plan that no sales of Holdco’s share capital shall be made pursuant to such a Plan prior to the expiration of the Restricted Period; and provided, further, such a Plan may only be established if no public announcement of the establishment or the existence thereof, and no filing with the U.S. Securities and Exchange Commission or any other regulatory authority, shall be required or shall be made voluntarily by the undersigned or any Affiliate of the undersigned prior to the expiration of the Restricted Period without the prior approval of Holdco.

For the avoidance of doubt, the restrictions in this Lock-Up Agreement shall apply only to the Restricted Securities owned by the undersigned as of the Effective Time of Merger.

As used herein:

(1)	“family member” shall mean any relationship by blood, marriage or adoption, including, but not limited to, spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor. For purposes of this Lock-Up Agreement;

(2)	“Restricted Period” means the period commencing on the Closing Date and ending on the six month anniversary of the Closing Date; and

(3)	“Restricted Securities” means all Holdco Ordinary Shares issued to the undersigned or to any other person or entity of which the undersigned is an Affiliate at the Effective Time pursuant to the Merger Agreement.

Any of the Restricted Securities subject to this Lock-Up Agreement may be released, from time to time, in whole or part from the terms hereof upon the written consent of at least a majority of the disinterested independent members of the board of directors of Holdco.

The undersigned hereby authorizes Holdco’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned an appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

This Lock-Up Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Merger Agreement, (ii) the date on which the undersigned is no longer a director, officer or employee of Naked, Bendon, Holdco or any of their respective Affiliates and (iii) the first Business Day following the expiration of the Restricted Period.

This Lock-up Agreement will be legally binding on the undersigned and on the undersigned’s successors and permitted assigns, and is executed as an instrument governed by the law of New York. This Lock-Up Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Lock-Up Agreement.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial courier service, or sent via email or telecopy (with affirmative confirmation of receipt) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Holdco to:	Bendon Limited
8 Airpark Drive, Airport Oaks
Auckland 2022, New Zealand
Attention: Justin Davis-Rice, Chairman
Telephone: +64 9 275 0000
Facsimile: +64 9 257 1600
E-mail: justin.davis@bendon.com

with a copy to:	Graubard Miller
The Chrysler Builder
405 Lexington Avenue, 11th Floor
New York, NY 10174
Attention: David Miller, Esq. / Jeffrey Gallant, Esq.
Telephone: (212) 818-8800
Facsimile: (212) 818-8801
Email: dmiller@graubard.com / jgallant@graubard.com

and:	Russell McVeagh
Vero Centre
48 Shortland Street
PO Box 8
Auckland 1140
New Zealand
Attention:
Telephone: +64 9 367 8000
Facsimile: +64 9 367 8163
Email: john.powell@russellmcveagh.com

if to the undersigned:	To the address set forth on the signature page hereto.

Sections 9.2, 9.3, 9.5 to 9.7, 9.12 and 9.14 of the Merger Agreement are incorporated herein by reference and shall apply to this Lock-Up Agreement mutatis mutandis.

[Signature Page Follows]

Very truly yours,

(Name of Shareholder)

(Signature)

(Name of Signatory, if Shareholder is an Entity)

(Title of Signatory, if Shareholder is an Entity)

Address:

(Street)

(City, State, Zip)

(Telephone Number)

(Facsimile Number)

(E-mail Address)

[Signature Page to Lock-Up Agreement]

EXHIBIT B

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of May 25, 2017 (the “Effective Date”) by and between Naked Brand Group Inc., a Nevada corporation (the “Company”), and [●], a shareholder (“Shareholder”) of the Company.

WITNESETH:

WHEREAS, the Shareholder is, as of the date hereof, the record or beneficial owner of the number of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, set forth opposite such Shareholder’s name on Schedule I hereto (the “Shares”);

WHEREAS, the Company, Bendon Limited, a New Zealand limited company (“Bendon”), Bendon Group Holdings Limited, an Australia limited company (“Holdco”), Naked Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), and Bendon Investments Ltd., a New Zealand company and the owner of a majority of the outstanding shares of Bendon (the “Principal Shareholder”) have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) as of the date of this Agreement, which provides for Naked, Bendon and Holdco to enter into a business combination transaction by means of a merger of Merger Sub and Naked, with Naked being the surviving entity (the “Merger”);

WHEREAS, immediately prior to the consummation of the Merger, Bendon and Holdco will consummate a reorganization (the “Reorganization”), pursuant to which all of the shareholders of Bendon will exchange all the outstanding ordinary shares of Bendon (for ordinary shares of Holdco and as a result of the Reorganization and Merger, Bendon and Naked, respectively, will become wholly owned subsidiaries of Holdco and the shareholders of Bendon and the stockholders of Naked, respectively, will become the shareholders of Holdco;

WHEREAS, as a condition to the willingness of the Company, Bendon, Holdco, Merger Sub and the Principal Shareholder to enter into the Merger Agreement and as an inducement and in consideration therefor, the Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 1.1           Agreement to Vote Shares. The Shareholder hereby agrees to vote the Shares (i) in favor of the Merger Agreement and the Merger, and/or (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including, but not limited to, any other extraordinary corporate transaction, including a merger, acquisition, sale, consolidation, reorganization or liquidation involving the Company and a third party, or any other proposal of a third party to acquire the Company, and affirms that the irrevocable proxy set forth herein in Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement; provided, however, that in the event of a Naked Recommendation Change (as defined in the Merger Agreement), the Shareholder shall not be obligated to vote in favor of the approval of the Merger Agreement and the Merger.

Section 1.2           Grant of Irrevocable Proxy. If requested by the Company, the Shareholder shall appoint the Company and any designee of the Company, and each of them individually, as the Shareholder’s proxy, with full power of substitution and resubstitution, to vote during the voting period with respect to the Shares and any other shares of Common Stock of the Company hereafter acquired on the matters and in the manner specified in Section 1.1. The Shareholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of any such proxy. The Shareholder affirms that any irrevocable proxy given by him with respect to this Agreement and the transactions contemplated hereby shall be given to the Company by such Shareholder to secure the performance of the obligations of the Shareholder under this Agreement. It is agreed that the Company (and its officers on behalf of the Company) will use the irrevocable proxy that may be granted by the Shareholder only in accordance with applicable law and only if such Shareholder fails to comply with Section 1.1 and that, to the extent the Company (and its officers on behalf of the Company) uses any such irrevocable proxy, he will only vote the shares subject to such irrevocable proxy with respect to the matters specified in, and in accordance with the provisions of, Section 1.1. Notwithstanding the foregoing, Shareholder shall be under no obligation to grant a proxy to the Company in the event there has been a Naked Recommendation Change (as defined in the Merger Agreement).

Section 1.3           Nature of Irrevocable Proxy. Any proxy granted pursuant to Section 1.2 to the Company by the Shareholder shall be irrevocable during the term of this Agreement shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Shareholder. Any proxy that may be granted hereunder shall terminate upon (i) the termination of this Agreement, or (ii) a Naked Recommendation Change (as defined in the Merger Agreement).

ARTICLE II
COVENANTS

Section 2.1           Shares. Prior to the termination of this Agreement, except as otherwise provided herein, Shareholder shall not: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing (“Transfer”), any or all of the Shares or any right or interest therein; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares; (d) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares; (e) exercise, or give notice of an intent to exercise, any options unless the Shares underlying such options become subject to this Agreement upon such option exercise; or (f) take any other action that would in any way restrict, limit or interfere with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby. Notwithstanding anything to the contrary herein, if Shareholder is a director, officer or employee of the Company as of the date hereof, the restrictions set forth in this Section 2.1 shall terminate on the date Shareholder is no longer a director, officer or employee of the Company. For the avoidance of doubt, the term Shares shall mean all of the Shares held by Shareholder as of the date of the Special Meeting (as defined in the Merger Agreement).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

The Shareholder hereby represents and warrants to the Company as follows:

Section 3.1           Authority, etc. The Shareholder (i) if a natural person, represents that the Shareholder has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Shareholder is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. This Agreement has been duly executed and delivered by the Shareholder and (assuming the due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

Section 3.2           Ownership of Shares. As of the date hereof, the Shareholder is the beneficial owner or record holder of the Shares and has the sole power to vote or cause to be voted such Shares or holds the power to vote or cause to be voted such Shares solely with one or more other persons. The Shareholder has good and valid title to the Shares owned by the Shareholder, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (i) those created by this Agreement, or (ii) those existing under applicable securities laws. As of the date hereof, the Shareholder does not own any other shares of Common Stock of the Company other than the Shares.

Section 3.3           No Conflicts. (a) No authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Shareholder and (b) none of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by the Shareholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of the Shares or its assets may be bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to materially impair the Shareholder’s ability to perform his obligations under this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Shareholder as follows:

Section 4.1           Due Organization, etc. The Company is a Nevada corporation duly organized and validly existing under the laws of Nevada. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Shareholder) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

Section 4.2           No Conflicts. (a) No authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Company and (b) none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Company, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to materially impair the Company’s ability to perform its obligations under this Agreement.

ARTICLE V
TERMINATION

Section 5.1           Termination. This Agreement shall automatically terminate, and neither the Company nor the Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earlier to occur of the following: (i) the Effective Time of the Merger, and (ii) the date of termination of the Merger Agreement in accordance with its terms.

ARTICLE VI
MISCELLANEOUS

Section 6.1           Further Actions. Each of the parties hereto agrees to take any all actions and to do all things reasonably necessary or appropriate to effectuate this Agreement.

Section 6.2           Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto and the consent of Bendon, which consent shall not be unreasonably withheld. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 6.3           Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, post pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to a Shareholder, at the address set forth below such Shareholder’s name on Schedule I hereto.

If to the Company, to:

Naked Brand Group Inc.

95 Madison Avenue, 10th Floor

New York, NY 10016

with a copy to (which shall not constitute notice):

Duane Morris LLP
1540 Broadway
New York, New York 10036-4086
Attention: Nanette C. Heide, Esq.
Fax No: (212) 202-5334

Section 6.4           Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 6.5           Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any person or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 6.6           Entire Agreement; Assignment. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that the Company may assign, in its sole and absolute discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of the Company. No assignment shall release the Company of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 6.7           Parties in Interest. The Company and the Shareholder hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 6.2 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 6.8           Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any references to the masculine gender of any pronoun shall be deemed to include references to the feminine and gender neutral form of such pronoun. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with the terms hereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 6.9           Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 6.10         Specific Performance. The parties acknowledge that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy and that, in addition to other rights or remedies, the parties shall be entitled to seek enforcement of any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of proving the inadequacy of monetary damages as a remedy.

Section 6.11         Submission to Jurisdiction. The parties hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 6.3 (or to such other address for notices as provided by such party pursuant to Section 6.3) or in any other manner permitted by law shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York or (ii) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to please or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.12         Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.12.

Section 6.13         Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or electronic submission via .pdf file), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile or electronic submission via .pdf file) to the other parties.

Section 6.14         Acknowledgments. The Company acknowledges that the Shareholder has entered into this Agreement solely in its capacity as the record and/or beneficial owner of the Shares and not in any capacity as a director or officer of the Company. Nothing herein shall limit or affect any actions taken by the Shareholder or its affiliates or designee, or require the Shareholder or its affiliates or designee to take any action, in each case, in his or her capacity as a director or officer of the Company, and any actions taken, or failure to take any actions, by such a director or officer in such capacity shall not be deemed to constitute a breach of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Shareholder have caused this Agreement to be duly executed and delivered as of the first date written above.

NAKED BRAND GROUP INC.

By:
	Name:	Carole Hochman
	Title:	Chief Executive Officer

SHAREHOLDER

By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE I

Number of Shares:

Certificate Number:

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